MASTER
                           CONDITIONAL SALE AGREEMENT


                                     between


                          Ascend Communications, Inc.,
                            a wholly-owned subsidiary
                           of Lucent Technologies Inc.

                                       and

                      Globaltron Communications Corporation
















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
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                                TABLE OF CONTENTS
                                                                                                              Page
1.       DEFINITIONS                                                                                            2
2.       SALE OF EQUIPMENT                                                                                      6
         2.1      Delivery and Sale                                                                             6
         2.2      Shipping Documents                                                                            6
3.       PURCHASE PRICE; PAYMENT AND PREPAYMENT                                                                 6
         3.1      Purchase Price                                                                                6
         3.2      Payment of Purchase Price Balance                                                             6
         3.3      Overdue Amounts                                                                               7
         3.4      Payments                                                                                      7
         3.5      Prepayment                                                                                    7
         3.6      Purchaser's Obligations Unconditional                                                         7
         3.7      Purchase Price Balance                                                                        8
4.       TITLE TO EQUIPMENT; SELLER COVENANTS                                                                   9
         4.1      Retention of Title by Seller; Grant of Security Interest                                      9
         4.2      Transfer of Title                                                                            10
         4.3      Application of Payments                                                                      10
         4.4      Seller Covenants                                                                             10
5.       CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT                                                        10
         5.1      Conditions Precedent to First Shipment Date                                                  10
5.2      CONDITIONS PRECEDENT TO EACH SHIPMENT DATE                                                            11
5.3      CONDITIONS PRECEDENT TO LEASE OF EQUIPMENT                                                            12
5.4      CONDITIONS PRECEDENT TO SELLER'S CONDITIONAL SALE OF THE
         SECONDARY EQUIPMENT                                                                                   13

5.5      CONDITIONS PRECEDENT TO SELLER'S CONDITIONAL SALE OF THE
         TERTIARY EQUIPMENT                                                                                    13
6.       REPRESENTATIONS AND WARRANTIES                                                                        13
         6.1      Warranties of Seller                                                                         13
         6.2      Representations and Warranties of Purchaser                                                  14
7.       COVENANTS                                                                                             15
         7.1      Reports, Etc                                                                                 15
         7.2      Preservation of Corporate Existence                                                          16
         7.3      Maintenance                                                                                  16

                                       i

                                TABLE OF CONTENTS
                                   (continued)
                                                                                                              Page
8.       POSSESSION AND USE OF THE EQUIPMENT                                                                   16
         8.1      Use of the Equipment                                                                         16
         8.2      Transfer of Title or Possession                                                              16
         8.3      Liens                                                                                        17
9.       TAXES                                                                                                 17
10.      INSURANCE                                                                                             17
11.      RISK OF LOSS                                                                                          18
12.      INDEMNIFICATION                                                                                       18
13.      EVENTS OF DEFAULT                                                                                     18
14.      REMEDIES                                                                                              19
15.      RETURN OF EQUIPMENT                                                                                   20
16.      IDENTIFICATION                                                                                        20
16.      NOTICES                                                                                               21
17.      GENERAL                                                                                               21
         17.1     Expenses                                                                                     21
         17.2     Relationship Of The Parties                                                                  22
         17.3     Entire Agreement, Merger And Modification, No Waivers, Severability                          22
         17.4     Limitation Of Liability                                                                      22
         17.5     Interpretation                                                                               22
         17.6     Submission to Jurisdiction                                                                   23
         17.7     Immunity                                                                                     23
         17.8     Assignment                                                                                   23
         17.9     Further Acts                                                                                 23
         17.10    No Waiver of Rights                                                                          24
         17.11    No Oral Modification; Oral Agreements                                                        24
         17.12    Survival                                                                                     24
         17.13    Successors and Assigns                                                                       24
         17.14    Counterparts                                                                                 24
         17.15    Confidentiality                                                                              24


                        MASTER CONDITIONAL SALE AGREEMENT


THIS MASTER CONDITIONAL SALE AGREEMENT dated as of September 15, 1999, is entered into by and between Ascend Communications, Inc., a wholly-owned subsidiary of Lucent Technologies, Inc., (together with its successors and assigns, "Seller"), a corporation organized and existing under the laws of the State of Delaware, U.S.A., and Globaltron Communications Corporation (together with its permitted successors and assigns, "Purchaser"), a corporation organized and existing under the laws of the State of [Delaware], U.S.A.


                                    RECITALS

         WHEREAS, the Seller is in the business of, among other things, selling telecommunications equipment;

         WHEREAS, the Purchaser is in the business of, among other businesses, providing telecommunications services;

         WHEREAS, the Purchaser and the Seller desire to structure a master arrangement whereby, from time to time, the Purchaser will purchase telecommunications equipment from the Seller and Seller will sell such equipment to Purchaser on a conditional sale basis;

         WHEREAS, from time to time the Purchaser may lease such equipment, on an operating lease basis, to certain of its Affiliates in [geographic areas outside the United States] (the "Region");

         WHEREAS, the Purchaser is the ultimate parent of each of the Guarantors, and each such Guarantor has agreed in favor of Seller, to guarantee the obligations of the Purchaser hereunder, and in connection herewith, Purchaser has agreed to provide a pledge of stock of foreign subsidiaries in favor of Seller / to secure its obligations hereunder;

         WHEREAS, each Guarantor acknowledges the direct and indirect benefits, including the use of the Equipment, derived by it by reason of the extension of credit by Seller to Purchaser hereunder and its guarantee the obligations of the Purchaser;

          NOW THEREFORE, in consideration of the foregoing, the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Seller and the Purchaser agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Agreement and shall apply equally to the singular and the plural forms of the terms herein defined:

"Affiliate" with respect to any Person, means any other Person, at the time such determination is made, directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") means, at the time such determination is made, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

"Agreement", "this Agreement", "herein", "hereunder", "hereof" or other words of like import mean this Conditional Sale Agreement, as it may hereafter be amended, supplemented or modified from time to time.

"Bill of Sale" means, with respect to any item of Equipment, a bill of sale to be executed by Seller in favor of Purchaser in respect of such Equipment, which bill of sale shall be substantially in the form of Exhibit A hereto.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or Alameda, California are authorized or required by law to close.

"Bridge Pointe Capital Documentation" means the each of the duly authorized and executed agreements between Purchaser and Bridge Point Capital evidencing equity or subordinated debt commitments of Bridge Point Capital with respect to Purchaser.

"Claim" means any and all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including, without limitation, claims relating to environmental discharge, cleanup or compliance), and all costs and expenses whatsoever to the extent they may be actually incurred or suffered by an Indemnified Person in connection therewith (including, without limitation, reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Equipment, damage to or loss of use of property (including, without limitation, consequential or special damages to third parties or damages to Purchaser's property), or bodily injury to or death of any person (including, without limitation, any agent or employee of Purchaser).

"Collateral" has the meaning specified in Section 4.1.

"Conditional Sale Documents" means this Agreement, each Shipping Document, the Note, each Lease, each Lease Assignment, each Guarantee, each Pledge Agreement and any other supplement, document, instrument, certificate, amendment, modification, assignment or agreement related to, contemplated by or executed in connection with any of the foregoing.

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"Default" means any event or condition that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

"Dollars" or "$" means the legal currency of the United States of America.

"Equipment" means any or all of the equipment, from time to time, sold by the Seller to the Purchaser and identified in each Shipping Document delivered by Seller in accordance with the provisions hereof.

"Event of Default" has the meaning specified in Section 14.

"Event of Loss" means, in respect of any item of Equipment, the occurrence of any event or circumstance that has resulted (i) in such item of Equipment being lost, stolen, destroyed or damaged beyond economic repair, (ii) in the condemnation, confiscation, seizure or requisition of title to or use of such item of Equipment or (iii) in an insurance settlement on the basis of a total loss or compromised total loss of such item of Equipment.

"Governmental Approval" means all licenses, permits, consents and approvals of, the giving of notices to, and the registration, recording and filing of all documents with, and the taking of all other actions in respect of any governmental or quasi-governmental authority (including, without limitation, any court or judicative body) in the United States, any state or municipality therein or in any other applicable country or jurisdiction.

"Guarantee" means the Guarantee in favor of Seller by each Guarantor substantially in the form of Exhibit C hereto.

"Guarantor" means each Qualified Lessee, including the following entities, [insert the names of the subsidiaries and the jurisdictions of incorporation].

"Indemnified Person" means Seller and its officers, directors, shareholders, partners, and employees.

"Initial Equipment" means Equipment for which the sum of the aggregate Purchase Price of such Equipment and the amounts advanced to the Purchaser under the Secured Promissory Notes is equal to less than three million and 00/100 United States dollars ($3,000,000).

"Lease" means each lease entered into between the Purchaser and a Qualified Lessee pursuant to which Equipment is leased, which lease shall be substantially in the form of Exhibit D hereto; provided that the parties may, by mutual agreement, modify the terms or form of such lease to address country specific issues, including without limitation any relevant regulatory and tax issues, in accordance with Section 8.2.

"Lien" means any mortgage, pledge, lien, charge, assignment, encumbrance, lease, exercise of rights, security interest, claim or right of another,

"Mandatory Prepayment Event" means any of the events, conditions or circumstances specified in Section 3.5(b).

"Maturity Date" means, with respect to an item of Equipment, the date that is
(i) March 1, 2002, provided that if such date is not a Business Day, the Maturity Date is the next Business Day thereafter or (ii) such earlier date to which the Maturity Date may be accelerated in accordance with the provisions of this Agreement.

"Monthly Period" means, with respect to any Equipment, (i) initially, the period from, and including, the Shipment Date for such Equipment to, and including, the last day of the calendar month in which the Shipment Date for such Equipment occurs and (ii) thereafter, each calendar month prior to the Maturity Date in respect of such Equipment.

"Note" means the promissory note evidencing the payment obligations of the Purchaser hereunder, which promissory note shall be substantially in the form of Exhibit B hereto.

"Overdue Rate" means the per annum interest rate that equals the lesser of (i) the maximum rate of interest permitted by applicable law and (ii) 15.75%.

"Payment Date" means, with respect to each Monthly Period, the first Business Day of such Monthly Period when payments of amounts in arrears are to be made.

"Payment Event" means, in respect of each item of Equipment and as determined by the Seller, the full, final and unconditional payment by the Purchaser of the Purchase Price in respect of such item of Equipment together with all accrued and unpaid interest thereon and all other amounts then due and owing in respect of such item of Equipment hereunder.

"Permitted Liens" means (a) the title and interest of Seller under this Agreement and the rights of Seller hereunder and under the Conditional Sale Documents and of any Qualified Lessee under a Lease, and (b) prior to the expiration or termination of the Term, liens for Taxes, assessments or other governmental charges or levies imposed on Purchaser or any Lessee which are not delinquent, or which are in good faith being contested by Purchaser or such Qualified Lessee by appropriate proceedings (and for the payment of which adequate reserves satisfactory to Seller have been provided), so long as such proceedings do not involve any risk of the sale, forfeiture or loss of the Equipment, or Seller's interests with respect thereto.

"Person" means any individual, sole proprietorship, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, institution, entity or government (national, federal, state, provincial or local, or any agency, instrumentality, division or body thereof).

"Pledge Agreement" means a pledge agreement, deed of charge over shares, share mortgage, notarial deed or such other agreement entered into between Seller and Purchaser granting Seller a security interest in Purchaser's shares of any Qualified Lessee to secure Purchaser's obligations under this Agreement.

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"PTT" means with respect to any Qualified Lessee, the post, telephone and telegraph administration or any other governmental authority, including an authority of any state or political subdivision, providing telephone and telecommunications services in the jurisdiction where such Qualified Lessee is located.

"PTT Agreement" has the meaning specified in Section 5.1(e).

"Purchase Price" means, in respect of any item of Equipment, the amount due to the Seller for the purchase of such item of Equipment (exclusive of costs to be paid by Purchaser in connection with the delivery of such Equipment for freight, installation, maintenance, professional services and taxes), which amount shall be set out in the invoice issued by the Seller in respect of such item of Equipment.

"Purchase Price Balance" means, in respect of any item of Equipment at any time, the amount of the Purchase Price for such Equipment that has not then been paid which amount will be determined in accordance with Section 3.7 hereof.

"Qualified Lessee" means any Person organized under the laws of a jurisdiction, and conducting business in, the Region which is an Affiliate of Purchaser and has entered into a PTT Agreement with the applicable PTT.

"Secondary Equipment" means Equipment for which the sum of the aggregate Purchase Price of such Equipment and the amounts advanced to the Purchaser under the Secured Promissory Notes is equal to less than six million and 00/100 United States dollars ($6,000,000).

"Secured Promissory Notes" means that certain Secured Promissory Note between Seller and Purchaser dated as of August 27 1999; and that certain Secured Promissory Note between Seller and Purchaser dated as of September 14, 1999.

"Security Agreement" means each agreement duly executed and delivered by a Qualified Lessee and in full force and effect granting Seller a security interest in all of the assets of such Qualified Lessee.

"Shipping Documents" means, with respect to each item of Equipment, the documents delivered by Seller in respect thereof in accordance with Section 2.2.

"Shipment Date" means, in respect of any Equipment, the date on which such equipment is shipped by, or on behalf of, the Seller to the Purchaser (or to its direction) which date shall be the date designated as such in a Shipping Document.

"Standard Terms" means Seller's standard terms of sale as such terms may be amended, modified or supplemented from time to time.

"Term" means the period from the first Shipment Date hereunder until the date on which all obligations of Purchaser to Seller hereunder and under the other Conditional Sale Documents shall have been satisfied.

"Tertiary Equipment" means Equipment for which the sum of the aggregate Purchase Price of such Equipment and the amounts advanced to the Purchaser under the Secured Promissory Notes is equal to less than ten million and 00/100 United States dollars ($10,000,000).


2.   SALE OF EQUIPMENT

         2.1 Delivery and Sale. Subject to the provisions of Section 5, from time to time on any Business Day on or prior to March 31, 2000, Seller will sell, and Purchaser will purchase, Equipment subject to the terms of this Agreement and to the Standard Terms provided that at no time may the aggregate Purchase Price in respect of all Equipment sold and purchased hereunder exceed $1,750,000. On each Shipment Date, the Seller shall be deemed to sell, and the Purchaser shall be deemed to purchase, the relevant Equipment subject to the terms of this Agreement and to the Standard Terms. In the event of any inconsistency between the provisions of this Agreement and the Standard Terms, the provisions of this Agreement will prevail.

          2.2 Shipping Documents. Concurrently with the shipment of each item of Equipment to Purchaser, Seller shall deliver to the Purchaser shipping documents that identify such Equipment and the Shipping Date for such Equipment. The information set forth in such shipping documents shall be binding on the Purchaser absent manifest error.


3.   PURCHASE PRICE; PAYMENT AND PREPAYMENT

         3.1 Purchase Price. In consideration of the shipment by Seller of any Equipment, Purchaser hereby agrees to pay the Purchase Price for such Equipment, together with interest on the Purchase Price Balance for such Equipment from time to time, on the dates and in the amounts determined in accordance with
Section 3.2. on each Payment Date in respect of each Monthly Period for each item of Equipment that occurs after March 31, 2000, Purchaser shall pay one-twenty-fourth (1/24th) of the Purchase Price for each such item of Equipment. The interest with respect to the Purchase Price Balance of each item of Equipment shall accrue (x) from, and including, the Shipment Date in respect of such Equipment occurs (y) to, but excluding, the Maturity Date for such Equipment.

         3.2 Payment of Purchase Price Balance. On each Payment Date in respect of a Monthly Period for each item of Equipment which is a full calendar month, the Purchaser shall pay to Seller, an amount that equals the product of (i) the Purchase Price Balance for such Equipment and (ii) the factor set forth as the payment factor in Schedule I hereto opposite such Monthly Period. On each Payment Date in respect of a Monthly Period for each item of Equipment which is not a full calendar month, the Purchaser shall pay to Seller, an amount that equals (x) the product of (i) the Purchase Price Balance for such Equipment and
(ii) the factor set forth as the payment factor in Schedule I hereto opposite such Monthly Period divided by thirty (30), multiplied by (y) the number of calendar days in such Monthly Period. In addition, on the Maturity Date, the Purchaser shall pay the greater of (x) one United States dollar and (y) the outstanding Purchase Price Balance in respect of such Equipment together with any other amounts due in respect of such Equipment hereunder.

          3.3 Overdue Amounts. If (i) any amount payable by Purchaser pursuant to Sections 3.1 or 3.2 is not paid in full within ten (10) days of the due date therefor or (ii) any other amount payable by the Purchaser under this Agreement (including, without limitation, Section 13) or any other Conditional Sale Document is not paid in full when due, then Purchaser shall pay to Seller, to the extent permitted by law, an additional amount equal to interest at the Overdue Rate on the amount not paid for each day during the period from, and including the due date to, but excluding, the date on which such amount is paid in full.

         3.4 Payments. All payments to Seller hereunder shall be made, in Dollars, by wire transfer in immediately available funds to Seller do the account of Ascend Communications, Inc. at Wells Fargo Bank, Oakland Main Office, Oakland, California, Account No. 52298073, ABA No.: 011 000 390, or to such other person(s) or account(s) as Seller may designate from time to time.

         3.5 Prepayment.

                  (a) Optional Prepayment. So long as no Event of Default shall have occurred and be continuing hereunder, the Purchaser shall have the right, upon giving at least thirty (30) days' prior written notice to Seller, to prepay the Purchase Price Balance which is then outstanding with respect to all or any items of Equipment provided that any prepayment in respect of less than all items of Equipment shall be in a minimum amount of $500,000. Such notice shall specify the amount and the date of such prepayment (which date shall be a Payment Date) and, in the case of a prepayment in respect of less than all items of Equipment, the Equipment to which such prepayment relates. Once given, any such notice shall be irrevocable. On the date specified for prepayment, the Purchaser shall pay to the Seller the amounts payable by the Purchaser on such Payment Date pursuant to Sections 3.1 and 3.2 and any other amounts payable in respect on such Equipment hereunder.

                  (b) Mandatory Prepayments. Purchaser shall immediately prepay the aggregate Purchase Price Balance of all Equipment which is then outstanding, all unpaid interest determined by Seller to have accrued on such amount and all other amounts outstanding hereunder, under the Note and under the other Conditional Sale Documents within five (5) Business Days following receipt of notice from Seller (stating in reasonable detail the basis for such notice), that this Agreement or any other Conditional Sale Document has become, or is determined to be, illegal, invalid or unenforceable, or for any other reason does not constitute a valid reservation of title in the Equipment in favor of Seller, or is not effective to continue a validly perfected first priority security interest, as the case may be, in favor of Seller in respect of all of the Collateral, or Purchaser or any Affiliate of Purchaser takes any action, directly or indirectly, to challenge the legality, validity or binding effect of this Agreement, or any other Conditional Sale Document.

          3.6 Purchaser's Obligations Unconditional. Purchaser's obligation to pay the full amount of the Purchase Price and interest thereon for the Equipment and all other amounts payable to Seller hereunder, under the Note and under the other Conditional Sale Documents (each, a "Payment") shall be absolute and unconditional under any and all circumstances, shall not be subject to notice or demand unless otherwise provided herein, and shall not be affected by any circumstance of any character, including, without limitation: (a) any setoff, counterclaim,

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

deduction, recoupment, abatement, suspension, deferment, diminution, proration, defense or other right which Purchaser may have against Seller or any other Person for any reason whatsoever, including any claim of Purchaser against Seller or any other Person; (b) any defect / in the title, condition, design, operation or fitness for use excluding meeting the signaling requirements of country and answer supervision or any other functionality recent warrants that the equipment meets design specifications, including answer supervision or any damage to, or loss or destruction of, or any Lien upon the Equipment or the interruption or cessation or restriction in the use or possession thereof by Purchaser for any reason whatsoever; (c) any condemnation, expropriation, of requisition or other taking of the Equipment; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings by or against Purchaser, Seller or any other Person; (e) any change, extension, waiver, indulgence or other act or omission in respect of any obligation or liability of Purchaser or Seller except as otherwise expressly provided thereby; (f) any failure by Purchaser or any Affiliate to obtain any anticipated tax allowances or other tax benefits in the United States or elsewhere; or (g) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing and whether or not Purchaser or Seller shall have had any knowledge, actual or otherwise, of any of the foregoing. If for any reason whatsoever this Agreement shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, Purchaser nonetheless agrees to pay to Seller an amount equal to the aggregate Purchase Price Balance of all Equipment at the time of payment, plus interest accrued to the date of payment and all other amounts payable hereunder and under any other Conditional Sale Document, and, upon such payment in fill, Seller shall, to the extent permitted by applicable law, transfer the title to the equipment which has been retained by Seller hereunder to Purchaser and otherwise comply with the provisions of Section 4.2. Except as otherwise expressly provided hereunder, to the extent permitted by applicable law, Purchaser waives and disclaims all rights now or hereafter conferred by statute or otherwise to terminate, cancel, quit or surrender this Agreement or the Equipment or to any abatement, suspension, deferment, diminution, reduction or proration of any payment on account of any occurrence described in this Agreement. Each payment paid by Purchaser hereunder shall be final, and Purchaser shall not seek to recover all or any part of such payment from Seller, or from whosoever may be entitled thereto, for any reason whatsoever.

         3.7 Purchase Price Balance. As long as no Default or Event of Default has occurred and is continuing, the Purchase Price Balance, at any time of the determination thereof, in respect of any item of Equipment will equal (x) the Purchase Price for such Equipment minus (y) any payments allocated to reduce the Purchase Price Balance of such Equipment hereunder. Upon the occurrence, and during the continuation of, a Default or an Event of Default, the Purchase Price Balance at such time in respect of any item of Equipment shall be such amount as the Seller may, in good faith, determine. The Seller shall maintain in its records a running calculation of the Purchase Price Balance in respect of such Equipment which calculation, absent manifest error, shall be deemed conclusively correct. The aggregate Purchase Price Balance of any Equipment may be adjusted upward if and to the extent that at any time all or any part of any payment theretofore received by Seller from or on behalf of Purchaser pursuant to
Section 3.2 or 3.5(a) in respect of such Equipment, or any of the other obligations of Purchaser hereunder or under the Note or any other Conditional Sale Document, is or must be rescinded, released, rebated or returned by Seller to Purchaser, any Qualified Lessee or any other person for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, winding-up or reorganization of Purchaser, any Qualified Lessee or any other person, or in respect of any obligation owed to any Qualified Lessee under the Lease Documents), in which case, the obligations of Purchaser, shall, for purposes of this Agreement and the other Conditional Sale

Documents, be deemed to be readjusted or reinstated to the extent of any such recovery notwithstanding such payment, as though such payment had not been made. The allocation of any such upward adjustment to the Purchase Price Balance of the Equipment shall be made by Seller in the good faith exercise of its reasonable discretion.


4.  TITLE TO EQUIPMENT; SELLER COVENANTS

         4.1 Retention of Title by Seller; Grant of Security Interest. Notwithstanding the shipment of the Equipment to Purchaser and its possession and use thereof by Purchaser or any Qualified Lessee, Seller shall and does hereby retain, to the exclusion of Purchaser to the extent permitted by applicable law, the full title to and property interest in the Equipment and all proceeds thereof.

                  In addition, to secure its obligations hereunder and under each other Conditional Sale Document, Purchaser hereby grants, pledges, transfers, assigns and sets over to Seller and hereby mortgages, charges and assigns to Seller all of Purchaser's right, title and interest in and to the following:

                  (w) the Equipment;

                  (x) any lease of all or any part of the Equipment (including, without limitation, any Lease), any contract assigning or otherwise transferring to Purchaser any right, title or interest in, to or under any lease or granting to Purchaser any security interest in any lease or in amounts due thereunder, together with all renewals of any such lease, sublease or any such contract executed from time to time, and all payments, including, without limitation, all payments of rent, all insurance proceeds (other than public liability insurance proceeds) and all other amounts due or to become due thereunder;

                  (y) all rents, deposits, commitment fees, option payments, reserves, agreed value payments, issues, profits, revenues, products and other income, together with and the right to receive any of the foregoing, relating to all or any portion of the Equipment or any other of the foregoing, whenever acquired, including, without limitation, the proceeds of any insurance maintained with respect to any of the foregoing and all proceeds of any condemnation, expropriation or requisition payable with respect to any of the foregoing and all proceeds payable or received with respect to an Event of Loss; and

                  (z) all proceeds of the foregoing.

                  All of the property described in this Section 4.1 shall be referred to hereinafter collectively as the "Collateral".

                  Subject to Section 4.2, Seller shall continue to retain such title, interest and property in the Equipment and the other Collateral, as security for the prompt payment when due of the Purchase Price Balance, and interest thereon, any other sums due and owing to Seller pursuant to the terms of this Agreement and the other Conditional Sale Documents, and the performance and observance by Purchaser of all the agreements, covenants and provisions herein and in the other Conditional Sale Documents.

          4.2 Transfer of Title. Upon a Payment Event in respect of any item of Equipment, and without releasing or limiting any obligations of Purchaser under this Agreement or any other Conditional Sale Documents which by their terms survive the Maturity Date of such Equipment or the expiration or termination of this Agreement, Seller shall (a) release its security interest in such Equipment and the Collateral related thereto, (b) transfer to Purchaser good and marketable title to such Equipment, free of any Liens created by or through the Seller, by execution and delivery to Purchaser of a Bill of Sale for the Equipment, and (c) execute and deliver (at Purchaser's sole cost and expense) such documents or take such actions evidencing such release of security interest and transfer of title as Purchaser shall reasonably request including, without limitation, the cancellation of all filings in respect of such Equipment which reflect Seller's interest therein.

          4.3 Application of Payments.

                  (a) As long as no Event of Default has occurred and is continuing, Seller shall apply any amount realized or received pursuant to the Conditional Sale Documents promptly upon the receipt of same in the following order: first, to payment of any interest payable pursuant to Section 3.3; second, to payment of any amount payable pursuant to Section 3.2 (other than the Purchase Price Balance) payable hereunder; third, to payment of any other amounts payable pursuant to Section 3.2 (other than the Purchase Price Balance) payable hereunder; fourth, to payment of the Purchase Price Balance pursuant to
Section 3.1 in respect of such Equipment.

                  (b) As long as an Event of Default has occurred and is continuing, Seller shall apply amounts realized or received pursuant to the Conditional Sale Documents, promptly upon receipt of the same, against the Purchase Price Balance, all interest thereon and any other amounts then due to Seller under any Conditional Sale Document in such manner as Seller, in its sole discretion, deems appropriate.

          4.4 Seller Covenants. Seller hereby agrees for the benefit of Purchaser that, unless an Event of Default shall have occurred and be continuing, Seller shall not interfere with or deprive the Purchaser or applicable Qualified Lessee of the peaceful and quiet enjoyment of the Equipment or exercise any right of a "Lessor" under any Lease.


5. CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

         5.1 Conditions Precedent to First Shipment Date. The obligation of Seller to ship Equipment to Purchaser on the first Shipment Date hereunder is subject, to the extent described below in this Section 5.1, to the satisfaction of each of the following conditions precedent:

                  (a) Purchaser Documents. Seller shall have received, on or prior to the first Shipment Date hereunder, (i) the Note duly executed by the Purchaser and in full force and effect; and (ii) all other Conditional Sale Documents.

                (b) Proof of Corporate Action. On or prior to the first Shipment Date hereunder, Seller shall have received copies of the corporate resolutions, delegations and all other documents supporting and evidencing all corporate action taken by Purchaser to authorize the execution and delivery of each Conditional Sale Document to which it is a party, certified by the Secretary or other duly authorized officer of PUrchaser and all other documents which Seller may reasonably request relating to the legal existence of Purchaser, the corporate authority for and the validity of this Agreement and all other Conditional Sale Documents thereunder and any other matters relevant thereto, all in form and substance reasonably satisfactory to Seller.

                  (c) Opinions of Counsel. On or prior to the first Shipment Date hereunder, Seller shall have received an opinion or opinions of counsel to the Purchaser, in form and substance reasonably satisfactory to Seller, dated the date of this Agreement and addressed to Seller.

                  (d) Registration and Recording. On or prior to the first Shipment Date hereunder, Seller shall have received evidence satisfactory to Seller that (I) Uniform Commercial Code financing statements have been duly executed and delivered by Purchaser, as debtor, and Seller, as secured party, and have been duly filed in all places within the States of California, Delaware [other states where Equipment will be located, if any]; and (ii) all registrations, recordations, filings or any other action have been duly completed in all other places in which such filings are necessary or advisable, in the opinion of counsel for Seller, to establish, maintain, preserve, perfect and protect Seller's rights, titles and interests under the Conditional Sale Documents in and to the Collateral.

                  (e) PTT Documentation. On or prior to the first Shipment Date, Seller shall have received copies of all of the agreements entered into between each Affiliate of the Purchaser and each applicable PTT (a "PTT Agreement").

                  (f) Consents and Approvals. On or prior to the first Shipment Date hereunder, all approvals and consents of any trustee or holder of any indebtedness or obligation of Purchaser or any Guarantor which are required in connection with any of the transactions contemplated by the Conditional Sale Documents, shall have been duly obtained, and evidence thereof reasonably satisfactory in form and substance to Seller, certified by duly authorized officers of Purchaser or Guarantor, as the case may be, shall have been delivered to Seller.

          5.2 Conditions Precedent to Each Shipment Date. The obligation of Seller to ship any Equipment to Purchaser on any Shipment Date hereunder is subject, to the extent described below in this Section 5.2, to the satisfaction of each of the following conditions precedent:

                  (a) Certain Conditions. On each Shipment Date, the representations and warranties of Purchaser in Section 6 will be true and correct and by its acceptance of the Equipment Purchaser shall be deemed to have represented to Seller that, such representations and warranties are true and correct.

                  (b) Insurance. On or prior to each Shipment Date, Seller shall have received the broker's report and certificates of insurance with respect to the insurance required to be maintained pursuant to Section 10 in respect of the related Equipment, in each case, in form and substance satisfactory to Seller.

                  (c) PTT Documentation. On or prior to each Shipment Date, if there are one or more PTT Agreements that have not been delivered to Seller previously by Purchaser, Seller shall have received copies of such PTT Agreements.

                  (d) Other Matters. On each Shipment Date, all other matters incident to the purchase and conditional sale of the Equipment, the Lease Agreements shall be reasonably satisfactory to Seller. Without limiting the generality of the foregoing, (i) in Seller's reasonable good faith judgment (A) all action necessary or advisable to protect or maintain Seller's rights, titles and interests under the Conditional Sale Documents and in the Equipment have been taken, and (B) the Conditional Sale Documents and the transactions contemplated thereby shall comply in all material respects with legal and regulatory requirements of the jurisdiction in which the Equipment is to be located, and (ii) no sales, use, value added, stamp or transfer type tax (however named or described) that has not been paid or indemnified by Purchaser shall be imposed on Seller as a result of the Conditional Sale Documents or the transactions contemplated thereby, including, without limitation, sales tax imposed in the country and local jurisdiction in which the Equipment is, or is intended to be, located.

          5.3 Conditions Precedent to Lease of Equipment. The Purchaser agrees that the lease of any Equipment to a Qualified Lessee is subject, to the extent described below in this Section 5.2, to the satisfaction of each of the following conditions precedent:

                  (a) Lease Documents. Prior to the lease of any Equipment to a Qualified Lessee, Seller shall have approved the form of Lease, the Lease shall be in full force and effect and Seller shall have received (I) a chattel paper counterpart of the Lease, (ii) the Guarantee of such Qualified Lessee duly executed and delivered by the Qualified Lessee and in full force and effect;
(iii) a Pledge Agreement duly executed by the Purchaser with respect to the shares of such Qualified Lessee; (iv) a Security Agreement duly executed and delivered by the such Qualified Lessee and in full force and effect granting Seller a security interest in all of the assets of such Qualified Lessee, unless this requirement is waived in writing by Seller; (iv) the organizational documents of the Qualified Lessee and (v) originals, or copies, duly certified in a manner satisfactory to Seller, of all documents to be delivered to Purchaser at the closing with respect to the Lease.

                  (b) Registration and Recording. Prior to the lease of any Equipment to a Qualified Lessee, Seller shall have received evidence satisfactory to Seller that:

                            (i) upon the lease of such Equipment, the Seller
will retain full ownership rights to and interest in the Equipment, and the Seller will have a first-priority security interest in the corresponding Lease and other Collateral under applicable law of the jurisdiction in which such Equipment is to be located; and

                            (ii) precautionary Uniform Commercial Code financing
statements and all registrations, recordations, filings or any other relevant jurisdiction have been duly executed by the relevant Qualified Lessee, as lessee, and Purchaser, as lessor, and listing Seller as assignee, and shall be promptly duly filed in any applicable states of the United States or any other applicable jurisdiction, to establish, maintain, preserve, perfect and protect Seller's rights, titles and interests in and to the relevant Lease.

                  (c) Consents and Approvals. On or prior to the lease of any Equipment to a Qualified Lessee, all appropriate action, if any, required to have been taken in connection with such Lease shall have been duly taken by any governmental authority or agency having jurisdiction, and Purchaser shall have furnished to Seller copies of all governmental consents, permits and approvals, if any, required for the execution, delivery or performance of such Lease.

                  (d) Opinions of Counsel. On or prior to the lease of any Equipment to a Qualified Lessee hereunder, Seller shall have received an opinion of counsel to such Qualified Lessee with respect to the laws of the jurisdiction of organization of such Qualified Lessee, in form and substance reasonably satisfactory to Seller, dated the date of this Agreement and addressed to Seller.

                  (g) Evidence of Business Climate. Upon request of Seller, evidence satisfactory to Seller with respect to the business climate, including without limitation, information on political climate, economy or financial system of the jurisdiction of organization of such Qualified Lessee.

                  (h) Approval of Business Climate. Written approval from Seller to Purchaser confirming the acceptability of the business climate of the jurisdiction of organization of such Qualified Lessee.

                  5.4 Conditions Precedent to Seller's Conditional Sale of the Secondary Equipment. Seller shall have received evidence satisfactory to Seller of (i) Bridge Pointe Capital Documentation evidencing an equity investment commitment in Purchaser or subordinated debt commitment to Purchaser by Bridge Pointe Capital of at least eight hundred thousand and 00/100 United States dollars ($800,000) and (ii) Bridge Pointe Capital funding such commitment.

                  5.5 Conditions Precedent to Seller's Conditional Sale of the Tertiary Equipment. Seller shall have received evidence satisfactory to Seller of (i) Bridge Pointe Capital Documentation evidencing an equity investment commitment in Purchaser or subordinated debt commitment to Purchaser by Bridge Pointe Capital of at least $4,000,000 (provided that this amount will constitute an aggregate of all commitments from Bridge Pointe Capital to Purchaser after August 1, 1999, and inclusive of the $800,000 commitment set forth in Section
5.4 above) and (ii) evidence of Bridge Pointe Capital funding such commitment.

6.  REPRESENTATIONS AND WARRANTIES

          6.1 Warranties of Seller. SELLER MAKES NO REPRESENTATION OR WARRANTY IN THIS AGREEMENT OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE EQUIPMENT, ITS MERCHANTABILITY, OR ITS FITNESS FOR A PARTICULAR PURPOSE. SELLER SHALL NOT BE LIABLE TO PURCHASER OR ANY OTHER PERSON (INCLUDING ANY LESSEE) FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THE USE OF THE EQUIPMENT, OR FOR DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR SELLER'S PASSIVE NEGLIGENCE. EACH OF PURCHASER AND SELLER HEREBY ACKNOWLEDGES THAT ANY MANUFACTURER'S OR SUPPLIER'S

WARRANTIES WITH RESPECT TO THE EQUIPMENT ARE FOR THE BENEFIT OF BOTH PURCHASER AND SELLER. NOTWITHSTANDING THE FOREGOING, PURCHASER'S OBLIGATIONS TO MAKE EACH PAYMENT DUE, OR OTHERWISE PERFORM ITS OBLIGATIONS, UNDER THIS AGREEMENT ARE ABSOLUTE AND UNCONDITIONAL.

          6.2 Representations and Warranties of Purchaser. Purchaser makes the following representations, warranties and covenants as of the date hereof and as of each Shipment Date that:

                  (a) Corporate Status and Power. The Purchaser (a) is a corporation duly organized, validly existing and in good standing or the equivalent under the laws of the jurisdiction of its organization, (b) has all powers required to conduct its business, (c) has full corporate power, authority and legal right to execute, deliver and perform this Agreement and each other Conditional Sale Document to which it is party and to carry out the transactions contemplated hereby.

                  (b) Due Execution and Enforceability. Each of this Agreement and each other Conditional Sale Document to which it is party has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms except as such enforceability may be limited by bankruptcy or similar laws applicable to creditors generally or by general principles of equity.

                  (c) Non-Contravention. Neither the execution and delivery by the Purchaser of this Agreement or any other Conditional Sale Document to which it is a party nor the consummation by the Purchaser of the transactions contemplated hereby or thereby is an event that, of itself or with the giving of notice or the passage of time or both, will (a) conflict with the certificate of incorporation or by-laws of the Purchaser; (b) violate any material judgment, decree or order or statute, rule or regulation applicable to the Purchaser, (c) contravene or result in any breach of, or constitute a default under any indenture, mortgage, material contract or other material agreement to which Purchaser is a party or by which Purchaser or any of its properties may be bound or affected, or (d) result in the creation of any Lien (excepting the Lien arising pursuant to the Conditional Sale Documents), charge or encumbrance upon any property of Purchaser.

                  (d) Government Approvals. All Governmental Approvals, if any, required in connection with the execution and delivery by Purchaser of the Conditional Sale Documents to which Purchaser is a party, the consummation of the transactions by Purchaser contemplated thereby, and the performance of its obligations thereunder, have been, or will be contemporaneously with the delivery of the Equipment hereunder, obtained, given or accomplished.

                  (e) Litigation. There is no action or proceeding pending or, to the knowledge of Purchaser, overtly threatened against or affecting Purchaser or any of the Collateral before any court or other governmental authority or arbitration body which, if adversely determined, is reasonably likely to materially and adversely affect the financial condition of Purchaser or the ability of Purchaser to perform its obligations under the Conditional Sale Documents to which it is party, or which questions in any respect, directly or indirectly, the legality, validity, binding effect or enforceability of any of the Conditional Sale Documents or any part or portion thereof, or any action contemplated thereby.

                  (f) No Default. No Default or Event of Default has occurred and is continuing or will result from the purchase of the relevant Equipment or consummation of the other transactions contemplated by the Conditional Sale Documents; and to the best of Purchaser's knowledge, there does not exist any material default or failure of condition or performance under any Lease by a Qualified Lessee or by Purchaser in its capacity as Lessor thereunder.

                  (g) All Disclosures Made. No document, certificate or statement furnished by Purchaser to Seller in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which Purchaser has not disclosed to Seller in writing which materially adversely affects or, so far as Purchaser can reasonably foresee, will materially adversely affect the ability of Purchaser to carry on its business and perform its obligations under this Agreement and the other Conditional Sale Documents.

                  (h) Leases Comply with Applicable Law. In respect of any Lease, to the knowledge of Purchaser after reasonably inquiry, the form of Lease to be entered into by the Purchaser and the Qualified Lessee in connection with the corresponding Equipment complies with the requirements of all applicable laws and contains all information and disclosures required by such applicable laws.

7. COVENANTS

Purchaser agrees that during the Term, unless Seller shall otherwise consent in writing:

         7.1 Reports, Etc. Purchaser shall furnish to Seller the following described reports, notices and information:

                  (a) Notice of Default or Event of Default. Promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice signed by a senior officer of Purchaser specifying the nature and period of existence thereof and what action Purchaser is taking or proposes to take with respect thereto;

                  (b) Equipment Location. Promptly upon installation or relocation of any Equipment, a list including a description of the equipment, the purchase order number on which such Equipment was originally ordered, the installation locations of such Equipment and the serial numbers of such Equipment, if any.

                  (c) Financial Performance of Purchaser. Promptly, but in any event no later than 90 days from the end of each fiscal year of Purchaser; (i) Purchaser shall provide audited financial statements of Purchaser for such period certified by independent certified accountants of nationally recognized standing reasonably acceptable to Seller; and (ii) as soon as available upon execution of this Agreement, but in any event no later that 30 days after the end of each month, Purchaser shall provide unaudited financial statements to Seller, certified by a responsible officer. All such financial statements to be completed and correct in all material respects and to be prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein and with prior periods.

                  (d) Requested Information. Promptly upon request, such other data and information as from time to time Seller may reasonably request, including information on the operating performance and projected performance, periodic information regarding acquisition activity and the subscriber base in each country in the Region in which the Purchaser and its Affiliates operate. Information provided to the Purchaser pursuant this clause (d) shall be subject to the confidentiality provisions of Section 18.15 hereof.

          7.2 Preservation of Corporate Existence. (a) Purchaser shall maintain and preserve its corporate existence; (b) Purchaser shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate franchises and all rights necessary to carry on its business and operations; and
(c) Purchaser shall not, without the prior written consent of Seller, consolidate with or merge or amalgamate into (or attempt any such consolidation, merger or amalgamation) any other corporation or permit any other corporation to merge into it, provided that the foregoing shall not apply to any consolidation or merger of Purchaser with any Guarantor or with any subsidiary of Purchaser so long as such Guarantor or Purchaser, as applicable, is the survivor and no Default or Event of Default will result therefrom.

          7.3 Maintenance. Purchaser shall maintain, or cause to be maintained, the Equipment in good operating order and appearance, protect the Equipment from deterioration, other than normal wear and tear, and will not use, or permit to be used, the Equipment for any purpose other than that for which it is intended and is permitted by applicable law.


8.  POSSESSION AND USE OF THE EQUIPMENT

          8.1 Use of the Equipment. Purchaser shall not, and shall not permit any third party to, operate, use or locate the Equipment, or any part thereof, except as otherwise provided in this Agreement.

          8.2 Transfer of Title or Possession. Purchaser shall not, and shall cause each Lessee not to, without the prior written consent of Seller, lease, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Equipment, or sell or convey any or all of its right, title and interest in or to any part thereof; provided, however, that, Purchaser may, without the prior written consent of Seller but subject to the conditions precedent set out herein, lease the Equipment to a Qualified Lessee pursuant to a Lease; further, provided, that if the Purchaser and Seller are unable to agree to amendments to the Lease required for a particular jurisdiction within 30 days from the Shipment Date for such Equipment, the Equipment shall be deemed sold to the Purchaser on the Standard Terms.

                  Notwithstanding any lease of the Equipment permitted under this Section 8.2, (1) Purchaser shall remain primarily liable hereunder for the performance of all of the terms of this Agreement to the same extent as if such permitted lease had not occurred, and (2) in connection with any permitted lease hereunder, Purchaser, at its own expense, shall take or cause to be taken all action reasonably requested by Seller to be taken, including filings, registrations and recordations, to preserve, and to continue to evidence the retention by Seller of title to the Equipment and the security interest in the other Collateral and Seller's other rights under the Conditional Sale Documents.

          8.3 Liens. Purchaser shall not, directly or indirectly, create, incur or assume or suffer to be created, incurred, assumed or to exist any Lien of any kind (other than Permitted Liens) on any of its rights, titles and interests in or under this Agreement or any of the other Conditional Sale Documents or its rights and interests in and to the Equipment or any part thereof or any of the other Collateral, and if any such Lien other than any Permitted Lien does exist, Purchaser, at its sole cost and expense, shall promptly remove the same.

9. TAXES

Purchaser hereby assumes liability for, and shall pay when due, and, on a net after-tax basis, shall indemnify, protect and hold harmless Seller against all fees, taxes and governmental charges (including, without limitation, interest and penalties) of any nature imposed on or in any way relating to Seller, Purchaser, any Qualified Lessee, any item of Equipment, this Agreement or any Lease, except state and local taxes on or measured by Seller's net income (other than any such tax which is in substitution for or relieves Purchaser from the payment of taxes it would otherwise be obligated to pay or reimburse to Seller as herein provided) and federal taxes on Seller's net income. Purchaser shall, at its expense, file when due with the appropriate authorities any and all tax and similar returns, and reports required to be filed with respect thereto, for which it has indemnified Seller hereunder or, if requested by Seller, notify Seller of all such requirements and furnish Seller with all information required for Seller to effect such filings. Any fees, taxes or other charges paid by Seller upon failure of Purchaser to make such payments shall, at Seller's option, become immediately due from Purchaser to Seller and shall be subject to the Overdue Charge from the date paid by Seller until the date reimbursed by Purchaser. Purchaser shall have no obligation to indemnify Seller under this
Section 9 to the extent that any tax or governmental charge results from the failure by Seller to take all steps which are reasonable and customary in the ordinary course of Seller's business to avail itself of any and all exemptions from liability for, or reductions in, any such taxes or governmental charges.

10. INSURANCE

The Purchaser shall, or shall cause the corresponding Lessee, to maintain insurance with financially sound and reputable insurers, of the kinds and in the amounts customarily insured against by companies engaged in the same or similar business and similarly situated. The Purchaser shall, or shall cause the corresponding Lessee, to pay all insurance premiums payable as and when due. The Seller shall be named as sole loss payee or additional insured, as applicable, with respect to each such insurance policy.

11. RISK OF LOSS

Risk of loss in respect of each item of Equipment shall pass to Purchaser on the Shipment Date in respect thereof. Upon the occurrence of an Event of Loss, Purchaser shall promptly pay to Seller the applicable Purchase Price Balance of the Equipment subject to the Event of Loss, interest on the Purchase Price Balance thereof from the most recent Payment Date in respect thereof to the date of payment at a per annum rate of 12.25%. Upon payment by Purchaser of the amounts in the preceding sentence, Seller will transfer to Purchaser, "AS IS, WHERE IS, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY," all of Lessor's right, title and interest, if any, in such items of Equipment.

12. INDEMNIFICATION

Purchaser assumes liability for, and shall pay when due, and shall indemnify, reimburse and hold each Indemnified Person harmless from and against all Claims, directly or indirectly relating to or arising out of the acquisition, use, manufacture, purchase, shipment, transportation, delivery, installation, lease or sublease, ownership, operation, possession, control, storage, return or condition of any item of Equipment (regardless of whether such item of Equipment is at the time in the possession of Purchaser), the falsity of any non-tax representation or warranty of Purchaser or Purchaser's failure to comply with the terms of this Agreement during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of Equipment, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, or (iii) any Claim for negligence or strict or absolute liability in tort; provided, however, that Purchaser shall not indemnify Seller in respect of any Claim to the extent resulting from the gross negligence, willful misconduct or bad faith of Seller.

Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Seller's written demand, Purchaser shall assume and diligently conduct, at its sole cost and expense, the entire defense of any Indemnified Person against any indemnified Claim described in this Section 12. Purchaser shall not settle or compromise any Claim against or involving Seller without first obtaining Seller's written consent thereto, which consent shall not be unreasonably withheld. Purchaser shall give Seller prompt notice of any occurrence, event or condition in connection with which Seller may be entitled to indemnification hereunder. The provisions of this
Section 12 are in addition to, and not in limitation of, the provisions of
Section 9.

13. EVENTS OF DEFAULT

An Event of Default shall occur if (i) Purchaser fails to make any payment due under Section 3.2 hereof within ten (10) days of the due date therefor or any other payment required under this Agreement when due and such failure continues for a period of three (3) days after written notice from Seller, or (ii) Purchaser fails to perform or observe any other covenant, condition or agreement to be performed or observed by it or breaches any provision contained in this Agreement or in any other document furnished to Seller in connection herewith, and such failure or breach continues for a period of thirty (30) days after written notice from Seller, or (iii) Purchaser without Seller's consent, attempts to assign this Agreement or sell, transfer, encumber, part with possession (other than under a Lease permitted hereunder) of any item of Equipment;

or (iv) Purchaser makes any representation or warranty herein or in any document furnished by Purchaser in connection herewith, which shall have been materially false or inaccurate when made or at the time to which such representation or warranty relates; (v) an Event of Default (as therein defined) under any Guarantee shall occur; (vi) Purchaser or any Qualified Lessee shall commit an act of bankruptcy or become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver or either shall be appointed for them or for a substantial part of its property without its consent, or bankruptcy reorganization, or insolvency proceedings shall be instituted by or against them, and if instituted against them, shall not be vacated or dismissed within sixty (60) days; or (vii) an initial public offering of securities representing shares of Purchaser. Any Event of Default shall be deemed material and a substantial impairment of Seller's interests for the purposes of this Agreement, the UCC, and any other applicable law.

14. REMEDIES

Upon the occurrences of any Event of Default and at any time thereafter, provided such Event of Default is then continuing, Seller may, in its discretion, do any one or more of the following:

                  (a) accelerate the Maturity Date in respect of any or all Equipment;

                  (b) recover any accrued and unpaid amounts which are due and owing under any Conditional Sale Document plus interest at the Overdue Rate;

                  (c) recover any amounts due under any indemnity then determinable, plus interest at the Overdue Rate;

                  (d) require that Purchaser return the Equipment in accordance with Section 15 hereof

                  (e) enter the premises where such Equipment is located and take immediate possession of and remove the same, all without liability to Seller or its agents for such entry;

                  (f) exercise the rights of "Lessor" under any Lease;

                  (g) sell any or all of the Equipment at public or private sale, with or without notice to Seller or advertisement, or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment, all free and clear of any rights of Purchaser and without any duty to account to Purchaser for such action or inaction or for any proceeds with respect thereto; and

                  (h) exercise any other right or remedy which may be available to it under the UCC or other applicable law including the right to recover damages for the breach hereof.

In addition, Purchaser shall be liable for, and reimburse Seller for, all reasonable legal fees and all commercially reasonable costs and expenses incurred by Seller as a result of the foregoing defaults or the exercise of Seller's remedies, including without limitation, recovering possession of the Equipment, selling or leasing the Equipment (including broker's and sales representative's fees and commissions), and placing any Equipment in the condition required by Section 15. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Seller at law or in equity. No express or implied waiver by Seller of any default shall constitute a waiver of any other default by Seller, or a waiver of any of Seller's right.

15. RETURN OF EQUIPMENT

If required to return any Equipment to the Seller hereunder, Purchaser shall, at its expense and risk, cause such Equipment to be removed, disassembled, and placed in the same condition as when delivered to Seller (reasonable wear and tear excepted) and properly crate such Equipment for shipment and deliver it to a common carrier designated by Seller. Purchaser will ship such Equipment, F.O.B. destination, to any address specified in writing by Seller within the continental United States. All additions, attachments, alterations and repairs made or placed upon any of the Equipment shall become part of such Equipment and shall be the property of Seller. The Equipment when returned to Seller pursuant to this Section 15 shall comply with the requirements of this Agreement.

16. IDENTIFICATION

The Equipment shall bear the respective manufacturers' serial numbers. Purchaser, at its sole cost and expense, shall mark, or cause to be marked, legibly each item of Equipment on or before placing such Equipment into service and thereafter during the Term for so long as such Equipment is subject to the terms hereof, with a metal plate, disc, or other marking of the customary size no smaller than ten centimeters by seven centimeters (10cm. x 7cm) and bearing a legend as follows:

"THIS EQUIPMENT IS OWNED BY ASCEND COMMUNICATIONS, INC., A WHOLLY- OWNED SUBSIDIARY OF LUCENT TECHNOLOGIES INC., AND IS SUBJECT TO A CONDITIONAL SALE AGREEMENT BETWEEN ASCEND COMMUNICATIONS, INC., A WHOLLY-OWNED SUBSIDIARY OF LUCENT TECHNOLOGIES INC., AND GLOBALTRON COMMUNICATIONS CORPORATION AND IS LEASED TO [QUALIFIED LESSEE NAME] AND MAY NOT BE USED BY ANY OTHER PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF ASCEND COMMUNICATIONS, INC., A WHOLLY-OWNED SUBSIDIARY OF LUCENT TECHNOLOGIES INC., AND GLOBALTRON COMMUNICATIONS CORPORATION."

or such other legend as may be reasonably requested by Seller to evidence the fact that the Equipment is subject to this Agreement. Purchaser shall not remove or deface, and shall require each Lessee to agree not to remove or deface, any metal plate, disc or other marking so placed on the Equipment or the identifying serial number of the Equipment or any part thereof and, in the event of such removal or defacement, shall promptly cause such metal plate, disc, other marking or serial number to be replaced.

16. NOTICES

Except as otherwise specifically set forth in this Agreement, all notices, demands, requests or other communications which may be or are required to be given, served, or sent by any party pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, sent by Federal Express or other recognized overnight delivery service, addressed as follows:


       If to the Purchaser, to:      GLOBALTRON COMMUNICATIONS CORPORATION
                                     ATTN: GARY MORGAN, PRESIDENT & CEO
                                     111 NE 1ST STREET
                                     MIAMI, FL 33131

       with a copy to:               ILLEGIBLE


               Attn:                 DAVID WALSH, CFO

       If to the Seller, to:         Maribeth Harper
                                     Assistant Secretary
                                     Lucent Technologies Inc., InterNetworking
                                     Systems
                                     1701 Harbor Bay Parkway
                                     Alameda, CA 94502

       with a copy to:               David Sousa, Manager of Corporate Finance



Each party may designate by notice in writing a new address, to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as is delivered to the addressee (with an affidavit of personal delivery, the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

17.  GENERAL

          17.1 Expenses. Without limitation of the terms of Section 12, Purchaser agrees, promptly upon demand, to pay to Seller all out-of-pocket costs and expenses (including reasonable attorneys fee) incurred by Seller in connection with this Agreement, the enforcement of any rights and remedies created in connection with the Conditional Sale Documents, or the entering into or giving or withholding of any future amendments or supplements or waivers or consents with respect thereto, as well as,

                  (a) out of pocket costs payable to third parties arising with respect to the documentation of the Lease, perfection of the Seller's security first priority interest in the

Collateral and rights to the Equipment located outside the continental United States, subject to the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed; and

                  (b) all other expenses in connection with such transactions including, without limitation, all fees, taxes, expenses, and other charges (including, without limitation, reasonable fees and expenses of counsel) payable in connection with (i) any transfer of possession of or the replacement of the Equipment as provided in this Agreement, (ii) the recording or filing of instruments, including the Conditional Sale Documents, any financing statements, company charges and other filings described in this Agreement, (iii) any transfer of title to the Equipment pursuant to Section 4 and the removal of any Liens on the Equipment in connection therewith other than any fees, charges or expenses incurred in connection with the removal of any Seller Liens, and (iv) the taking, possession, removing, storing, repairing, leasing or selling of the Equipment as part of Seller's enforcement of any remedies under this Agreement, the Note or the other Conditional Sale Documents. Except as set forth herein, each party hereto shall pay its own expenses (including legal and accounting fees) incurred in the negotiation, documentation and review of the Agreement and any due diligence efforts expended in connection with its execution.

          17.2 Relationship Of The Parties. Nothing in this Agreement shall be construed as making either party a joint venturer, partner, agent, representative, or employee of the other party. The parties' status is that of independent contractors and, except as otherwise expressly set forth herein, the parties shall be responsible for determining the method, details, and means of performing their obligations described herein. Each party shall solely be responsible for its own employees. This Agreement is not intended to confer any right upon any person other than the parties to this Agreement.

         17.3 Entire Agreement, Merger And Modification, No Waivers, Severability. This Agreement and the Exhibits contains the entire understanding between the Seller and the Purchaser with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, dealings and negotiations. No modification, alteration or amendment shall be effective unless made in writing, dated and signed by duly authorized representatives of both parties. No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions unless the Seller determines in its discretion that the court's determination causes this Agreement to fail in any of its essential purposes.

         17.4 Limitation Of Liability. In no event shall either party be liable to the other for any speculative, indirect, special or consequential damages, including but not limited to lost profits, even if advised of the possibility of such damages, in connection with performance under this Agreement.

         17.5 Interpretation.

                  (a) Headings. Table of contents and section headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  (b) References. Any reference to a specific Section or Section number shall be interpreted as a reference to that Section of this Agreement unless otherwise expressly provided.

                  (c) Incorporation of Exhibits and Schedules. All annexes, schedules and exhibits referenced in and attached to this Agreement are by this reference incorporated into and made a part of this Agreement.

                  (d) Governing Law. THIS AGREEMENT AND THE NOTE AND ALL THE RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER AND ALL MA1TERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, BUT NOT THE CHOICE OF LAW PROVISIONS, OF THE STATE OF CALIFORNIA, U.S.A.

          17.6 Submission to Jurisdiction. The parties hereto hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of the California courts and of any United States federal courts sitting in California with respect to any disputes arising out of or in connection with this Agreement.

          17.7 Immunity. Purchaser agrees that in any legal action or proceedings against it or its assets in connection with this Agreement or the other Conditional Sale Documents, no immunity from legal action or proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of Purchaser or with respect to its assets, irrevocably waives any such right of immunity which it or its assets how have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

          17.8 Assignment. Seller may at any time, without notice to or the consent of Purchaser or any other Person, sell, assign, transfer, convey, grant participations in or otherwise dispose of to one or more persons, and any assignee, transferee, participant or other recipient may resell, reassign, retransfer or reconvey, at any time and from time to time, all or any portion of the Note any interest of Seller in any of the Collateral and/or the Conditional Sale Documents, and the rights, benefits and advantages of Seller hereunder and under the other Conditional Sale Documents. Seller shall promptly notify Purchaser of any such sale, assignment, transfer, conveyance, participation or disposal provided that the failure to provide such notice shall not adversely affect the transfer contemplated thereby.

         17.9 Further Acts. Subject to the limitations otherwise provided herein, Purchaser shall from time to time do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by Seller to establish, maintain and protect the rights, title, interests and remedies intended to be created or provided hereunder and under the other Conditional Sale Documents in favor of Seller and to carry out and effect the intent and purposes of this Agreement and the other Conditional Sale Documents. Without limiting the generality of the foregoing, Purchaser shall, at its own cost and expense, promptly furnish to Seller such information as may be required to enable Seller to file any reports, including tax returns, required to be filed by Seller with any governmental authority because of Seller's interests in the Equipment or in the other Collateral.

          17.10 No Waiver of Rights. No waiver of or delay or omission in the exercise of any right or remedy provided herein or in any other Conditional Sale Document or otherwise available to Seller shall impair, affect or be construed as a waiver of its rights thereafter to exercise the same. Any single or partial exercise by Seller of any right or remedy provided herein or in any other Conditional Sale Document shall not preclude any other or further exercise of any other right or remedy. Any extension of time for payment hereunder or other indulgences granted to Purchaser shall not alter, affect or waive Seller's rights or the obligations of Purchaser hereunder or under any other Conditional Sale Document, except in accordance with the explicit terms of such extension.

          17.11 No Oral Modification; Oral Agreements. No term or provision of this Agreement or the Note may be waived, modified, terminated or discharged orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

          17.12 Survival. Any other provisions contained in this Agreement to the contrary notwithstanding, it is hereby agreed that, except as otherwise provided herein, the provisions of Sections 9, 12, 14, 15 and 18, shall survive the expiration, cancellation, completion or termination hereof to the extent required thereby for their full observance and performance.

          17.13 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, the subrogees and participants of Seller.

          17.14 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          17.15 Confidentiality. Purchaser and Seller understand that certain commercial and financial information contained in this Agreement and each other Conditional Sale Agreement is considered by Purchaser and Seller as privileged and confidential. Purchaser and Seller each agree that it shall treat this Agreement and the terms hereof as privileged and confidential and will not, or permit its agents and advisers to, without the prior written consent of the other, disclose the terms and conditions of or the existence of this Agreement or the agreements of the parties contained herein to any third person or persons except (i) to legal counsel or auditors in connection with the transactions contemplated hereby, (ii) as may be required by law or in connection with legal proceedings, and (iii) to any transferee or assignee of Seller hereunder. In connection with any permitted disclosure of the terms and conditions of or the existence of this

Agreement and each other Conditional Sale Agreement or the agreements contained herein to any person or entity, Purchaser or Seller, as the case may be, and such party's agents and advisers, shall request, and shall use reasonable efforts to obtain, confidential treatment of such information.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date stated at the beginning of this Agreement.

ASCEND COMMUNICATIONS, INC., a                    GLOBALTRON COMMUNICATIONS
wholly-owned subsidiary of Lucent                 CORPORATION
Technologies, Inc.


By:_____________________                          By: /s/ Gary Morgan,


Name:___________________                          Name: Gary Morgan


Title:__________________                          Title: President & CEO

                                                   SCHEDULE I

   --------------------------------------------------------------------------------------------------------------------------------
                                Month                                                   Purchase Price Factor
   --------------------------------------------------------------------------------------------------------------------------------
                                  1                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  2                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  3                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  4                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  5                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  6                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  7                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  8                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  9                                                           .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  10                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  11                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  12                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  13                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  14                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  15                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  16                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  17                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  18                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  19                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  20                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  21                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  22                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  23                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  24                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  25                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  26                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  27                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  28                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  29                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------
                                  30                                                          .010208333
   --------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE I

                                    EXHIBIT B

                                 PROMISSORY NOTE
US$1,750,000                                                  December 29, 1999

          FOR VALUE RECEIVED, the undersigned, Globaltron Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. having its principal place of business at 100 North Biscayne Boulevard, Suite 2500, Miami, Florida 33132, ("Purchaser"), hereby unconditionally promises to pay to the order of Ascend Communications Inc., a wholly-owned subsidiary of Lucent Technologies Inc. ("Seller"), in lawful money of the United States of America and in immediately available funds on or before the Maturity Date the principal sum of one million seven hundred fifty thousand and 00/100 United States Dollars (US$1,750,000.00) or such lesser amount due as shown on the attached Schedule as the aggregate Purchase Price of all Equipment sold by Seller and purchased by Purchaser pursuant to the Master Conditional Sale Agreement between Purchaser and Seller and dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Master Conditional Sale Agreement"). Purchaser further agrees to pay interest in like money at such office on the aggregate Purchase Price of all Equipment sold by Seller and purchased by Purchaser at the rates and on the dates specified in the Master Conditional Sale Agreement and on the Schedule attached hereto.

          The holder of this Note is authorized to record on the Schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each payment or prepayment of the Purchase Price and any interest accrued and due thereon. Each such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation shall not affect the obligation of Purchaser to pay in full (with applicable interest) the Purchase Price Balance of the Equipment sold by Seller and purchased by Purchaser pursuant to the Master Conditional Sale Agreement and any interest accrued and due thereon.

          This Note (a) is the Note referred to in the Master Conditional Sale Agreement, (b) is subject to the provisions of the Master Conditional Sale Agreement and (c) is subject to optional and mandatory prepayment as provided in the Master Conditional Sale Agreement. This Note is secured and guaranteed as provided in the Master Conditional Sale Agreement and each Guarantee. Reference is hereby made to the Master Conditional Sale Agreement and each Guarantee for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guaranties, the terms and conditions upon which the security interests and each guaranty were granted and the rights of the holder of this Note in respect thereof.

          Purchaser's obligation to pay the full amount of the Purchase Price in respect of all Equipment and interest thereon and all other amounts payable to Seller under this Note shall be absolute and unconditional under any and all circumstances, shall not be subject to notice or demand unless otherwise provided herein, and shall not be affected by any circumstance of any character, including, without limitation: (a) any setoff, counterclaim, deduction, recoupment, abatement, suspension, deferment, diminution, proration, defense or other right which Purchaser may have against Seller or any other Person for any reason whatsoever, including any claim of Purchaser against Seller or any other Person; (b) any defect in the title, condition, design, operation or fitness for use, or any damage to, or loss or destruction of, or any Lien upon the Equipment or the interruption or cessation or restriction in the use or possession thereof by Purchaser for any reason whatsoever; (c) any condemnation, expropriation, requisition or other taking of the Equipment; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings by or against Purchaser, Seller or any other Person; (e) any change, extension, waiver, indulgence or other action or omission in respect of any obligation or liability of Purchaser or Seller except as otherwise expressly provided thereby; (f) any failure by Purchaser or any Affiliate to obtain any anticipated tax allowances or other tax benefits in the United States or elsewhere; or (g) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing and whether or not Purchaser or Seller shall have had any knowledge, actual or otherwise, of any of the foregoing.

          Upon the occurrence of any one or more Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Master Conditional Sale Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Master Conditional Sale Agreement and used herein shall have the meanings given to them in the Master Conditional Sale Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                             GLOBALTRON COMMUNICATIONS CORPORATION



                             By: /s/ David Walsh
                                -----------------------------------
                                Name: David Walsh
                                Title:  Vice President, Chief Financial Officer

                                    Schedule
                                    --------


-----------------------------------------------------------------------------------------------------------------------------
      Date            Purchase Price         Amount of Purchase         Remaining Purchase                Notation
                                                Price Repaid               Price Balance                  Made By
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------

                             SECURED PROMISSORY NOTE

$6,750,000.00                                                   August 27, 1999


          FOR VALUE RECEIVED, the undersigned, Globaltron Communications Corporation ("Borrower"), hereby promises to pay to ASCEND COMMUNICATIONS, INC. ("Lender"), or order, the principal sum or so much of the principal sum of Six Million Seven Hundred Fifty Thousand and no/100 Dollars ($6,750,000.00) as may from time to time have been advanced and be outstanding, together with accrued interest as provided herein.

A. Principal.
   ---------

Borrower may from time to time request advances from Lender (individually an "Equipment Advance" and collectively the "Equipment Advances") for the exclusive purpose of financing Borrower's acquisition of the equipment from Ascend Communications, Inc. or its affiliates which have been approved in advance by Ascend Communications, Inc. (the "Financed Equipment") covered in the purchase orders attached or which may from time to time be added to Attachment "A" hereto (the "Purchase Orders") by giving written notice to Lender in accordance with the terms hereof, which notice shall indicate (i) the amount of the Equipment Advance requested and (ii) the Financed Equipment to be acquired with the Equipment Advance proceeds. Such Equipment Advance shall become effective on the date of shipment of such Financed Equipment. An Equipment Advance may not exceed one hundred percent (100%) of the invoice cost of the Financed Equipment that is to be acquired with such Equipment Advance. Provided that no Event of Default is in existence and that the requested Equipment Advance would not cause an Event of Default to occur, Lender shall make the Equipment Advance to Borrower. By making a request for an Equipment Advance, Borrower is making a representation and warranty that the Financed Equipment that is be financed with such Equipment Advance will be acquired by Borrower free and clear of all Liens, except for the Lien created hereunder, and that Borrower agrees to permit the proceeds to be applied directly against Borrower's account with the seller of the Financed Equipment. Subject to the milestone conditions precedent set forth in Section E below, Lender shall not be obligated to make an Equipment Advance (i) after September 30, 2000, or (ii) to the extent that such Equipment Advance, when aggregated with all prior Equipment Advances, would exceed Six Million Seven Hundred Fifty Thousand Dollars and no/100 ($6,750,000.00). Borrower shall not have the right to re-borrow any Equipment Advance to the extent that it has been repaid.

B. Interest.
   --------

Interest shall accrue with respect to the principal sum hereunder at the fixed rate of Eleven and 50/100 percent (11.50%) per annum. However, if an Event of Default, as defined herein, occurs, then interest shall accrue at the rate per annum equal to two percent (2%) plus the rate that would otherwise be in effect (the "Default Rate"). Interest payable hereunder shall be calculated on the basis of a three hundred sixty
(360) day year for actual days elapsed. Interest shall be due and payable in arrears on the first day of each calendar month, commencing with the first month after the date of each Advance.

 C.       Payment.
          -------

          1. Scheduled Payment. Each Advance made hereunder shall be repaid in 29 equal monthly installments of principal and interest beginning on the earlier of (a) the first day of the month following the date of payment in full of all principal amounts owed under the Master Conditional Sale Agreement dated ___________________ between Globaltron Communications Corporation and Ascend Communications Inc. or (b) April 1, 2002. On the date that is 30 months from the date of the scheduled due date of first interest payment, all principal and accrued but unpaid interest shall be due and payable.

          2. Mandatory Prepayment. The principal indebtedness and all accrued but unpaid interest shall become immediately due and payable; without demand or any notice by Lender, on the date that is 30 days (or sooner if practical) after the date of the first to occur of (i) the effective date of the IPO or (ii) the date of a Change of Control.

          3. Optional Prepayment. Borrower shall have the right at any time and from time to time to prepay, in whole or in part, the principal of this Note, without payment of any premium or penalty. Any principal prepayment shall be accompanied by a payment of all interest accrued on the amount prepaid through the date of such prepayment.

          4. Form of Payment. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

 D.       Covenants.
          ---------

          1. Insurance. Borrower, at its expense and with such companies as are reasonably acceptable to Lender, shall maintain business interruption and liability insurance and fire, theft and other hazard insurance which covers the Collateral, which insurance shall be in such amounts as are ordinarily carried by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. All such liability insurance policies shall show Lender as an additional insured or loss payee, as applicable, and shall specify that the insurer must give at least thirty (30) days' notice to Lender before canceling its policy for any reason. Borrower, upon Lender's request, shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor.

         2.       Financial Information. Borrower shall deliver to Lender:
                  ---------------------

                  (a) as soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, an unaudited balance sheet of Borrower as of the end of such month, cash flow statements and an unaudited statement of operations of Borrower for the portion of the Fiscal Year ended with such month prepared and certified by the chief financial officer of Borrower, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments, and a comparison of such statements to Borrower's operating plan or budget then in effect.

                  (b) as soon as practicable after the end of each Fiscal Year, and in any event within ninety (90) days thereafter, a copy of its audited financial statements accompanied by a report thereon by a firm of independent certified public accountants selected by Borrower, which report shall state that such financial statements fairly present Borrower's financial position at the end of such Fiscal Year;

                  (c) as soon as available, and in any event within sixty (60) days prior to the commencement of each Fiscal Year, a budget and business plan for Borrower for such Fiscal Year;

                  (d) promptly upon their becoming available, one copy of each report, notice or proxy statement sent by Borrower to its shareholders generally and of each regular or periodic report or registration statement, prospectus or written communication (other than transmittal letters) filed by Borrower with the Securities and Exchange Commission or any securities exchange on which Borrower's securities are listed; and

                  (e) with reasonable promptness, such other information as from time to time may be reasonably requested by Lender.

 E.      Conditions Precedent to Equipment Advances.

          1. Conditions Precedent to Initial Advances. Upon the execution of this Secured Promissory Note, Lender may make Equipment Advances to Borrower so long as the sum of the aggregate .of all such Equipment Advances plus (a) the aggregate Purchase Price (as defined in the Conditional Sale Agreement) of Equipment (as defined in the Conditional Sale Agreement) sold by Lender to Borrower under the Conditional Sale Agreement dated September __, 1999 (the "Conditional Sale Agreement") between Lender and Borrower and (b) the aggregate of all Equipment Advances made by Lender to Borrower pursuant to the Secured Promissory Note dated September 15 1999 (the "Other Note") between Lender and Borrower is equal to less than three million and 00/100 United States dollars ($3,000,000).

          2. Conditions Precedent Secondary Equipment Advances. When Lender shall have received evidence satisfactory to Lender of (i) Bridge Pointe Capital Documentation (as defined in the Conditional Sale Agreement) evidencing an equity investment commitment in Borrower or subordinated debt commitment to Borrower by Bridge Pointe Capital of at least eight hundred thousand and 00/100 United States dollars ($800,000) and (ii) Bridge Pointe Capital funding such commitment, Lender may make Equipment Advances to Borrower so long as the sum of the aggregate of all such Equipment Advances plus (a) the aggregate Purchase Price of Equipment sold by Lender to Borrower under the Conditional Sale Agreement and (b) the aggregate of all Equipment Advances made by Lender to Borrower pursuant to the Other Note is equal to less than six million and 00/100 United States dollars ($6,000,000).

          3. Conditions Precedent to Tertiary Equipment Advances. When Lender shall have received evidence satisfactory to Lender of (i) Bridge Pointe Capital Documentation evidencing an equity investment commitment in Borrower or subordinated debt commitment to Borrower by Bridge Pointe Capital of at least $4,000,000 (provided that this amount will constitute an aggregate of all commitments from Bridge Pointe Capital to Borrower after August 1, 1999, and inclusive of the $800,000 commitment set forth in Section 5.4 above) and (ii) evidence of Bridge Pointe Capital funding such commitment, Lender may make Equipment Advances to Borrower so long as the sum of the aggregate of all such Equipment Advances plus (a) the aggregate Purchase Price of Equipment sold by Lender to Borrower under the Conditional Sale Agreement and (b) the aggregate of all Equipment Advances made by Lender to Borrower pursuant to the Other Note is equal to less than ten million and 00/100 United States dollars ($10,000,000)..

F. Security Interest.
   -----------------

          1. Grant of Security Interest. Borrower grants to Lender a security interest in the Collateral, as defined herein, to secure the payment of all of the indebtedness hereunder (the "Secured Obligations").


          2. Representations and Warranties Regarding Collateral, Borrower represents and warrants to Lender that Borrower is the true and lawful owner of the Collateral, having good and marketable title thereto, free and clear of any and all Liens other than the Lien and security interest granted to Lender hereunder and Permitted Liens as described in Attachment "B" hereto. Borrower shall not create or assume or permit to exist any such Lien on or against any of the Collateral except as created or permitted by this Note and Permitted Liens, and Borrower shall promptly notify Lender of any such other Lien against the Collateral and shall defend the Collateral against, and take all such action as may be necessary to remove or discharge, any such Lien.

          3. Perfection of Security Interest. Borrower agrees to take all actions requested by Lender and reasonably necessary to perfect, to continue the perfection of, and to otherwise give notice of, the Lien granted hereunder, including, but not limited to, execution of financing statements.

 G.       Events of Default.
          -----------------

          1. Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:


               (i) Borrower's breach of the obligation to pay any amount payable hereunder on the date that it is due and payable;

               (ii) Borrower's breach of the covenant with respect to the use of the Advance proceeds or of the covenant with respect to acquisition of equipment exclusively from Lender;

               (iii) Borrower's failure to perform, keep or observe any of its covenants, conditions, promises, agreements or obligations under any other agreement with any person or entity if such failure may have a material adverse effect on Borrower's assets, operations or condition, financial or otherwise;

               (iv) Borrower's institution of proceedings against it, or Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action;

               (v) the loss, theft, damage or destruction of, or sale (other than in the ordinary course of business), lease or furnishing under a contract of service of, any of the Collateral to the extent that such Collateral is not replaced by like Collateral as covered by insurance or otherwise;

               (vi) the creation (whether voluntary or involuntary) of, or any attempt to create, any Lien upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof and such Lien, levy, seizure, or attachment has not been removed, discharged or rescinded within ten (10) days;

               (vii) the occurrence and continuance of any default under (i) any lease or agreement for borrowed money made between Ascend Communications, Inc. or its affiliates and Borrower, or (ii) any lease or agreement for borrowed money that gives the lessor or the creditor of such indebtedness, as applicable, the right to accelerate the lease payments or the indebtedness, as applicable, or (iii) any lease or agreement for borrowed money that gives the lessor or the creditor of such indebtedness, as applicable, the right to exercise any rights or remedies with respect to any of the Collateral; or

               (viii) the entry of any judgment or order against Borrower which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

          2.      Rights and Remedies on Event of Default.
                  ------------------------------- -------

                  (a) During the continuance of an Event of Default, Lender shall have the right, itself or through any of its agents, with or without notice to Borrower (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, Lender shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Lender, in its sole discretion, may deem advisable, and it shall have the right to purchase at any such sale. Borrower agrees that a notice sent at least fifteen (15) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to Lender's reasonable attorneys' fees and legal expenses, and then to the Secured Obligations and to the payment of any other amounts required by applicable law, after which Lender shall account to Borrower for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon at the Default Rate, and the reasonable fees of any attorneys Lender's employs to collect such deficiency; provided, however, that the foregoing shall not be deemed to require Lender to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from Borrower. To the extent permitted by applicable law, Borrower waives all claims,, damages and demands against Lender arising out of the retention or sale or lease of the Collateral or other exercise of Lender's rights and remedies with respect thereto.

                  (b) To the extent permitted by law, Borrower covenants that it will not at any time insist' upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Collateral or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or the decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, hereby expressly waives all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

                  (c) Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all Borrower's right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against all persons and entities claiming the Collateral sold or any part thereof under, by or through Borrower, its successors or assigns.

                  (d) Borrower appoints Lender, and any officer, employee or agent of Lender, with full power of substitution, as Borrower's true and lawful attorney-in-fact, effective as of the date hereof, with power, in its own name or in the name of Borrower, during the continuance of an Event of Default, to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Lender's possession, to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; to notify persons and entities obligated with respect to the Collateral to make payments directly to Lender; and, generally, to do, at Lender's option and at Borrower's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve and realize upon the Collateral and Lender's security interest therein to effect the intent of this Note, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Secured Obligations are outstanding.

                  (e) All of Lender's rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

H. Other Provisions.
   ----------------

          1. Definitions. As used herein, the following terms shall have the following meanings:

          "Change of Control" means an event or series of events as a result of which (i) any person or group is or becomes the beneficial owner of shares representing more than fifty percent (50%) of the combined voting power of the then outstanding securities entitled to vote generally in elections of Borrower's directors (the "Voting Stock"), (ii) Borrower consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into Borrower, and, in the case of any such transaction, Borrower's outstanding common stock is changed or exchanged as a result, unless the Borrower's shareholders immediately before such transaction own, directly or indirectly, immediately following such transaction, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) Continuing Directors do not constitute a majority of the Board of Directors of Borrower (or, if applicable, Borrower's successor).

          "Collateral" means all of Borrower's right, title and interest in each and all of the following, whether now existing or owned or hereafter created or acquired by Borrower:

                    a. All goods and equipment described in the Purchase Orders and all accessions, additions, replacements and proceeds thereof.

          "Continuing Directors" means at any date a member of Borrower's Board of Directors (i) who was a member of the Board as of the date hereof, or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

          "Fiscal Year" means the fiscal year of Borrower.

          "IPO" means the first sale of Borrower's securities to the public pursuant to a registration statement under the Securities Act of 1933, as amended.

          "Liens" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

          "Permitted Liens" means: (i) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against Borrower with respect to which Borrower at the time shall currently be prosecuting an appeal or proceedings for review; (ii) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings and for which, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by Borrower; and (iii) Liens described in Attachment "B" hereto.

          "UCC" means the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.

          2. Governing Law Venue. This Note shall be governed by the laws of the State of California, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the County of Alameda, State of California or, at Lender's option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Note or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower. If Borrower fails to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order of judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Note to enforce the same, in any appropriate jurisdiction.

          3. Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

 If to Lender:          Ascend Communications, Inc.
                        1701 Harbor Bay Parkway
                        Alameda, California 94502
                        Attention:   David Sousa, Manager of Corporate Finance
                        Telecopier:  (510) 747-2547

 If to Borrower:        Globaltron Communications Corporation
                        111 NE 1st Street
                        Suite 900
                        Miami, FL 33131
                        Fax:  (305) 373-6540

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

          4. Lender's Rights; Borrower Waivers. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Except as otherwise specifically provided herein, Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

          5. Enforcement Costs. Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

          6. Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

          7. Amendment Provisions. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

          8. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio.

          9. Time of Essence. Time is of the essence of each and every provision of this Note.

          10. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

 LENDER:                                  BORROWER:

 ASCEND COMMUNICATIONS, INC.              GLOBALTRON COMMUNICATIONS CORPORATION



By:                                       By: /s/ Gary D. Morgan
   --------------------------                ---------------------------------

Name:                                     Name:  Gary D. Morgan
     ------------------------                  -------------------------------
Date:                                     Date:  9/15/99
     ------------------------                  -------------------------------

                                 ATTACHMENT "A"
                                       TO
                             SECURED PROMISSORY NOTE

                                 PURCHASE ORDERS
                                 ---------------

--------------------------------------------------------------------------------

Soft Cost Advance No.            Purchase Order No.             Sales Order No.

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                 ATTACHMENT "B"
                                       TO
                             SECURED PROMISSORY NOTE

                                 PERMITTED LIENS
                                 ---------------




Liens created in connection with that Secured Promissory Note made between Ascend Communications, Inc. and Globaltron Communications Corporation dated as of September 15, 1999.

Liens created in connection with the Master Conditional Sale Agreement made between Ascend Communications, Inc. and Globaltron Communications Corporation dated as of
           ------------------------.

                                 ATTACHMENT "B"
                                       TO
                             SECURED PROMISSORY NOTE

                                 PERMITTED LIENS
                                 ---------------


                                      NONE.

                             SECURED PROMISSORY NOTE

$1,500,000.00                                                September 14, 1999


          FOR VALUE RECEIVED, the undersigned, Globaltron Communications Corporation ("Borrower"), hereby promises to pay to ASCEND COMMUNICATIONS, INC. ("Lender"), or order, the principal sum or so much of the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) as may from time to time have been advanced and be outstanding, together with accrued interest as provided herein.

A. Principal.
   ---------

Borrower may from time to time request advances from Lender (individually a "Soft Cost Advance" and collectively the "Soft Cost Advances") for the exclusive purpose of financing Borrower's acquisition of professional services, maintenance, and freight and taxes associated equipment purchases from Ascend Communications, Inc. or its affiliates which have been approved in advance by Ascend Communications,' Inc. (the "Financed Soft Costs") covered in the purchase orders or invoices attached or which may from time to time be added to Attachment "A" hereto (the "Purchase Orders") by giving written notice to Lender in accordance with the terms hereof, which notice shall indicate (i) the amount of the Soft Cost Advance requested and (ii) the Financed Soft Costs to be acquired with the Soft Cost Advance proceeds. Such Soft Cost Advance shall become effective on the date of invoice of such Financed Soft Costs. A Soft Cost Advance may not exceed one hundred percent (100%) of the invoice cost of the Financed Soft Costs that is to be acquired with such Soft Cost Advance. Provided that no Event of Default is in existence and that the requested Soft Cost Advance would not cause an Event of Default to occur, Lender shall make the Soft Cost Advance to Borrower. By making a request for an Soft Cost Advance, Borrower is making a representation and warranty that the Financed Soft Cost that is be financed with such Soft Cost Advance will be acquired by Borrower free and clear of all Liens, except for the Lien created hereunder, and that Borrower agrees to permit the proceeds to be applied directly against Borrower's account with the seller of the Financed Soft Cost. Lender shall not be obligated to make an Soft Cost Advance (i) after September 30, 2000, or (ii) to the extent that such Soft Cost Advance, when aggregated with all prior Soft Cost Advances, would exceed One Million Five Hundred Thousand Dollars and no/100 ($1,500,000.00). Borrower shall not have the right to re-borrow any Soft Cost Advance to the extent that it has been repaid.

B. Interest.
   --------

Interest shall accrue with respect to the principal sum hereunder at the fixed rate of Twelve and 25/100 percent (12.25%) per annum. However, if an Event of Default, as defined herein, occurs, then interest shall accrue at the rate per annum equal to two percent (2%) plus the rate that would otherwise be in effect (the "Default Rate"). Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. Interest shall be due and payable in arrears on the first day of each calendar month, commencing with the first month after the date of each Advance.

C. Payment.
   -------

          1. Scheduled Payment. Each Advance made hereunder shall be repaid in 23 equal monthly installments of principal and interest beginning on the earlier of (a) the first day of the month following the date of payment in full of all principal amounts owed under the Master Conditional Sale Agreement dated ___________________ between Globaltron Communications Corporation and Ascend Communications Inc. or (b) April 1, 2002. On the date that is 24 months from the date of the scheduled due date of first interest payment, all principal and accrued but unpaid interest shall be due and payable.

          2. Mandatory Prepayment. The principal indebtedness and all accrued but unpaid interest shall become immediately due and payable, without demand or any notice by Lender, on the date of the first to occur of (i) the effective date of the IPO or (ii) the date of a Change of Control.

          3. Optional Prepayment. Borrower shall have the right at any time and from time to time to prepay, in whole or in part, the principal of this Note, without payment of any premium or penalty. Any principal prepayment shall be accompanied by a payment of all interest accrued on the amount prepaid through the date of such prepayment.

          4. Form of Payment. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.


D. Covenants.
   ----------

          1. Insurance. Borrower, at its expense and with such companies as are reasonably acceptable to Lender, shall maintain business interruption and liability insurance and fire, theft and other hazard insurance which covers the Collateral, which insurance shall be in such amounts as are ordinarily carried by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. All such liability insurance policies shall show Lender as an additional insured or loss payee, as applicable, and shall specify that the insurer must give `at least thirty (30) days' notice to Lender before canceling its policy for any reason. Borrower, upon Lender's request, shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor.

          2. Financial Information. Borrower shall deliver to Lender:

                  (a) as soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, an unaudited balance sheet of Borrower as of the end of such month, cash flow statements and an unaudited statement of operations of Borrower for the portion of the Fiscal Year ended with such month prepared and certified by the chief financial officer of Borrower, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments, and a comparison of such statements to Borrower's operating plan or budget then in effect.

                  (b) as soon as practicable after the end of each Fiscal Year, and in any event within ninety (90) days thereafter, a copy of its audited financial statements accompanied by a report thereon by a firm of independent certified public accountants selected by Borrower, which report shall state that such financial statements fairly present Borrower's financial position at the end of such Fiscal Year;

                  (c) as soon as available, and in any event within sixty (60) days prior to the commencement of each Fiscal Year, a budget and business plan for Borrower for such Fiscal Year;

                  (d) promptly upon their becoming available, one copy of each report, notice or proxy statement sent by Borrower to its shareholders generally and of each regular or periodic report or registration statement, prospectus or written communication (other than transmittal letters) filed by Borrower with the Securities and Exchange Commission or any securities exchange on which Borrower's securities are listed; and

                  (e) with reasonable promptness, such other information as from time to time may be reasonably requested by Lender.


E. Security Interest.
   -----------------

          1. Grant of Security Interest. Borrower grants to Lender a security interest in the Collateral, as defined herein, to secure the payment of all of the indebtedness hereunder (the "Secured Obligations").


          2. Representations and Warranties Regarding Collateral. Borrower represents and warrants to Lender that Borrower is the true and lawful owner of the Collateral, having good and marketable title thereto, free and clear of any and all Liens other than the Lien and security interest granted to Lender hereunder and Permitted Liens as described in Attachment "B" hereto. Borrower shall not create or assume or permit to exist any such Lien on or against any of the Collateral except as created or permitted by this Note and Permitted Liens, and Borrower shall promptly notify Lender of any such other Lien against the Collateral and shall defend the

Collateral against, and take all such action as may be necessary to remove or discharge, any such Lien.

          3. Perfection of Security Interest. Borrower agrees to take all actions requested by Lender and reasonably necessary to perfect, to continue the perfection of, and to otherwise give notice of, the Lien granted hereunder, including, but not limited to, execution of financing statements.

F. Events of Default.
   ------------------

          1. Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                    (i) Borrower's breach of the obligation to pay any amount payable hereunder on the date that it is due and payable;

                    (ii) Borrower's breach of the covenant with respect to the use of the Advance proceeds or of the covenant with respect to acquisition of Soft Costs exclusively from Lender;

                    (iii) Borrower's failure to perform, keep or observe any of its covenants, conditions, promises, agreements or obligations under any other agreement with any person or entity if such failure may have a material adverse effect on Borrower's assets, operations or condition, financial or otherwise;

                    (iv) Borrower's institution of proceedings against it, or Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action;

                    (v) the loss, theft, damage or destruction of, or sale (other than in the ordinary course of business), lease or furnishing under a contract of service of, any of the Collateral to the extent that such Collateral is not replaced by like Collateral as covered by insurance or otherwise;

                    (vi) the creation (whether voluntary or involuntary) of, or any attempt to create, any Lien upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof and such Lien, levy, seizure, or attachment has not been removed, discharged or rescinded within ten
(10) days;

                    (vii) the occurrence and continuance of any default under
(i) any lease or agreement for borrowed money made between Ascend Communications, Inc. or its affiliates and Borrower, or (ii) any lease or agreement for borrowed money that gives the lessor or the creditor of such indebtedness, as applicable, the right to accelerate the lease payments or the indebtedness, as applicable, or (iii) any lease or agreement for borrowed money that gives the lessor or the creditor of such indebtedness, as applicable, the right to exercise any rights or remedies with respect to any of the Collateral; or

                    (viii) the entry of any judgment or order against Borrower which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

          2.  Rights and Remedies on Event of Default.
              ----------------------------------------

               (a) During the continuance of an Event of Default, Lender shall have the right, itself or through any of its agents, with or without notice to Borrower (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, Lender shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Lender, in its sole discretion, may deem advisable, and it shall have the right to purchase at any such sale. Borrower agrees that a notice sent at least fifteen (15) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to Lender's reasonable attorneys' fees and legal expenses, and then to the Secured Obligations and to the payment of any other amounts required by applicable law, after which Lender shall account to Borrower for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon at the Default Rate, and the reasonable fees of any attorneys Lender's employs to collect such deficiency; provided, however, that the foregoing shall not be deemed to require Lender to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands against Lender arising out of the retention or sale or lease of the Collateral or other exercise of Lender's rights and remedies with respect thereto.

               (b) To the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Collateral or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or the decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, hereby expressly waives all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

               (c) Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all Borrower's right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against all persons and entities claiming the Collateral sold or any part thereof under, by or through Borrower, its successors or assigns.

               (d) Borrower appoints Lender, and any officer, employee or agent of Lender, with full power of substitution, as Borrower's true and lawful attorney-in-fact, effective as of the date hereof, with power, in its own name or in the name of Borrower, during the continuance of an Event of Default, to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Lender's possession, to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; to notify persons and entities obligated with respect to the Collateral to make payments directly to Lender; and, generally, to do, at Lender's option and at Borrower's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve and realize upon the Collateral and Lender's security interest therein to effect the intent of this Note, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Secured Obligations are outstanding.

               (e) All of Lender's rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

G.   Other Provisions.
     -----------------

     1. Definitions. As used herein, the following terms shall have the following meanings:


     "Change of Control" means an event or series of events as a result of which
(i) any person or group is or becomes the beneficial owner of shares representing more than fifty percent (50%) of the combined voting power of the then outstanding securities entitled to vote generally in elections of Borrower's directors (the "Voting Stock"), (ii) Borrower consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into Borrower, and, in the case of any such transaction, Borrower's outstanding common stock is changed or exchanged as a result, unless the Borrower's shareholders immediately before such transaction own, directly or indirectly, immediately following such transaction, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) Continuing Directors do not constitute a majority of the Board of Directors of Borrower (or, if applicable, Borrower's successor).

     "Collateral" means all of Borrower's right, title and interest in each and all of the following, whether now existing or owned or hereafter created or acquired by Borrower:

               a. All goods and equipment, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

               b. All inventory, including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

               c. All contract rights and general intangibles, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

               d. All accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books and records relating to any of the foregoing;

               e. All documents, cash, deposit accounts, securities, financial assets, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper and Borrower's books and records relating to the foregoing; and

               f. All claims, rights and interests in any of the above and, all substitutions for, additions and accessions to and proceeds thereof.

     "Continuing Directors" means at any date a member of Borrower's Board of Directors (i) who was a member of the Board as of the date hereof, or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

     "Fiscal Year" means the fiscal year of Borrower.

     "IPO" means the first sale of Borrower's securities to the public pursuant to a registration statement under the Securities Act of 1933, as amended.

     "Liens" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

     "Permitted Liens" means: (i) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against Borrower with respect to which Borrower at the time shall currently be prosecuting an appeal or proceedings for review; (ii) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings and for which, to the extent required by generally accepted accounting; principles then in effect, proper and adequate book reserves relating thereto are established b3~ Borrower; and (iii) Liens described in Attachment "B" hereto.

     "UCC" means the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.

     2. Governing Law; Venue. This Note shall be governed by the laws of the State of California, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the County of Alameda, State of California or, at Lender's option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Note or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower. If Borrower fails to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order of judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Note to enforce the same, in any appropriate jurisdiction.

     3. Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

 If to Lender:          Ascend Communications, Inc.
                        1701 Harbor Bay Parkway
                        Alameda, California 94502
                        Attention:   David Sousa, Manager of Corporate Finance
                        Telecopier:  (510) 747-2547

 If to Borrower:        Globaltron Communications Corporation
                        111 NE 1st Street
                        Suite 900
                        Miami, FL 33131
                        Fax: (305) 373-6540

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

     4. Lender's Rights; Borrower Waivers. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Except as otherwise specifically provided herein, Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

     5. Enforcement Costs. Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

     6. Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, `without invalidating the remainder of the provision or the remaining provisions of this Note.

     7. Amendment Provisions. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

     8. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio.

     9. Time of Essence. Time is of the essence of each and every provision of this Note.

     10. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.


 LENDER:                                  BORROWER:

 ASCEND COMMUNICATIONS, INC.              GLOBALTRON COMMUNICATIONS CORPORATION



By:                                       By: /s/ Gary D. Morgan
   --------------------------                ---------------------------------

Name:                                     Name:  Gary D. Morgan
     ------------------------                  -------------------------------
Date:                                     Date:  9/15/99
     ------------------------                  -------------------------------

                                  ATTACHMENT "A"
                                       TO
                             SECURED PROMISSORY NOTE

                                 PURCHASE ORDERS
                                 ---------------

--------------------------------------------------------------------------------

Soft Cost Advance No.            Purchase Order No.             Sales Order No.

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                 ATTACHMENT "B"
                                       TO
                             SECURED PROMISSORY NOTE

                                 PERMITTED LIENS
                                 ---------------




Liens created in connection with that Secured Promissory Note made between Ascend Communications, Inc. and Globaltron Communications Corporation dated as of August 27, 1999.

Liens created in connection with the Master Conditional Sale Agreement made between Ascend Communications, Inc. and Globaltron Communications Corporation dated as of
           ------------------------.

         NATIONAL FINANCING STATEMENT (FORM UCCI) (TRA )(REV. 12/18/95)



THIS SPACE FOR USE OF FILING OFFICER










FINANCING STATEMENT. FOLLOW INSTRUCTIONS CAREFULLY This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and wilt remain effective, with certain exceptions, for 5 years from date of filing


A    NAME & TEL # OF CONTACT AT FILER      B    FiLING OFFICE ACCT a (optional)
     (optional)


C RETURN COPY TO (Name and Mailing Address)





D OPTIONAL DESIGNATION (if applicable)
              [ ] LESSOR/LESSEE
              [ ] CONSIGNOR/CONSIGNEE
              [ ] NON-UCC FILING
--------------------------------------------------------------------------------
  1 DEBTORS EXACT FULL LEGAL NAME-- insert only one debtor name 1a or 1b)

        la ENTITY'S NAME


           Globaltron Communications Corporation
  OR
--------------------------------------------------------------------------------
       lb INDIVIDUAL'S LAST NAME     FIRST NAME    MIDDLE NAME       SUFFIX



--------------------------------------------------------------------------------

       1c  MAILING ADDRESS       CITY         STATE    COUNTRY      POSTAL CODE

        North Mezzanine, M2,
        60 Hudson St.            New York      NY                     10030
--------------------------------------------------------------------------------

  1d S S OR TAX ID #     OPTIONAL       le TYPE OF ENTITY    1f ENTITYS STATE
                         ADD'NL INFO                            OR COUNTRY OF
                         ENTITY DEBTOR                          ORGANIZATION




 1g  ENTITY'S ORGANIZATIONAL I D #, if any



--------------------------------------------------------------------------------

  2 ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME -- insert only one debtor name (2a or 2b)

  2a ENTITY'S NAME


        OR

2b INDIVIDUAL'S LAST NAME           FIRST NAME     MIDDLE NAME    SUFFIX


--------------------------------------------------------------------------------
2c MAILING ADDRESS        CITY           STATE        COUNTRY       POSTAL CODE


--------------------------------------------------------------------------------
  2d S S OR TAX ID #     OPTIONAL       2e TYPE OF ENTITY    2f ENTITYS STATE
                         ADD'NL INFO                            OR COUNTRY OF
                         ENTITY DEBTOR                          ORGANIZATION




 2g  ENTITY'S ORGANIZATIONAL I D #, if any



--------------------------------------------------------------------------------

 3  SECURED PARTY'S (Original S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME
     - insert only one secured party name (3a or 3b)

        3a ENTITY'S NAME


           Ascent Communications, Inc.
  OR
--------------------------------------------------------------------------------
       3b INDIVIDUAL'S LAST NAME     FIRST NAME    MIDDLE NAME       SUFFIX



--------------------------------------------------------------------------------

       3c  MAILING ADDRESS       CITY         STATE    COUNTRY      POSTAL CODE

        1701 Harbor Bay Parkway  Alameda       CA                      94502

--------------------------------------------------------------------------------

  4  This FINANCING STATEMENT covers the following types or items of property

     All right, title and interest of Debtor in and to all telecommunications and data networking goods and equipment provided by Secured Party to Debtor described in the purchase order attached hereto on Schedule 1 and incorporated herein by this reference, together with all accessions additions, replacement and proceeds thereof (including, without limitation, whatever is receivable or received when the foregoing or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such dtsposihon is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any of the foregoing, and all fights to payment with respect to any cause of action affecting or relating to the foregoing)
--------------------------------------------------------------------------------
     5 CHECK         [ ] This FINANCING STATEMENT is signed by the Secured Party
       BOX               instead of the Debtor to perfect a security interest
    (if applicable       (a)in collateral already subject to a security interest
                         interest in another jurisdiction when it was brought into this state, or when the debtor's location was changed to this state, or (b) in accordance with other statutory provisions (additional data may be required.

--------------------------------------------------------------------------------
     7  If filed in Florida (check one)

        Documentary           Documentary stamp

        [ ] stamp tax paid    [ ] tax not applicable

--------------------------------------------------------------------------------

     6 REQUIRED SIGNATURE(S)       8 [ ] This FINANCING STATEMENT is to be filed
                                         (for record)(or recorded) in tho REAL
                                          ESTATE RECORDS   (if applicable)

     Globaltron Communications Corporation    Attach Addendum


BY:    /s/  Gary D. Morgan       ITS:  President & CEO

--------------------------------------------------------------------------------
     9  Check to REQUEST SEARCH CERTIFICATES(S) on Debtor(s)
        (ADDITIONAL FEE)

        (optional)      [ ] All Debtors  [ ] Debtor 1   [ ] Debtor 2

--------------------------------------------------------------------------------

    General Instructions for National Financing Statement (Form UCCI) (Trans)

Please type or laser-print this form. Be sure it is completely legible. Read all Instructions.

Fill in form very carefully; mistakes may have important legal consequences. Follow Instructions completely. If you have questions, consult your attorney. Filing officer cannot give legal advice.

Do not insert anything in the open space in the upper portion of this form; it is reserved for filing officer use.

When properly completed, send Filing Officer Copy, with required fee, to filing officer. If you want an acknowledgment, also send Acknowledgment Copy, otherwise detach, If you want to make a search request, complete item 9 and send Search Request Copy, otherwise detach, Always detach Debtor and Secured Party Copies.

It you need to use attachments~ use 8-1/2 X 11 inch sheets and put at the top of each additional sheet the name of the first Debtor, formatted exactly as it appears in item 1 of this form; you are encouraged to use Addendum (Form UCC1
Ad).


                                Item Instructions

 1. Debtor name: Enter only one Debtor name in item 1 , an entity's name (la) or an individual's name (ib). Enter Debtor's exact full legal name, Don't abbreviate.
 1a. Entity Debtor. ~Entity" means an organization having a legal identity separate from its owner. A partnership is an entity; a sole proprietorship is not an entity, even if it does business under a trade name. If Debtor is a partnership, enter exact full legal name of partnership; you need not enter names of partners as additional Debtors. If Debtor is a registered entity (e.g., corporation, limited partnership, limited liability company), it is advisable to examine Debtors current filed charter documents to determine correct name, entity type, and state of organization.
lb. Individual Debtor. "Individual" means a natural person and a sole proprietorship, whether or not operating under a trade name. Don't use prefIxes (Mr., Mrs., Ms.). Use suffix box only for titles of lineage (Jr., Sr., 111) and not for other suffixes or titles (e.g., M.D.). Use married woman's personal name (Mary Smith, not Mrs. John Smith). Enter individual Debtor's family name (surname) in Last Name box, first given name in First Name box, and all additional given names in Middle Name box. For both entity and individual Debtors: Don't use Debtor's trade name, D/B/A, A/K/A, F/K/A, etc. in place of Debtor's legal name; you may add such other names as additional Debtors if you wish.

 lc. An address is always required for the Debtor named in la or lb.
 1d. Debtor's social security or tax identification number is required in some states. Enter social security number of a sole proprietor, not tax identification number of the sole proprietorship.
 le,f,g. "Additional information re entity Debtor is optional. It helps searchers to distinguish this Debtor from others with the same or a similar name. Type of entity and state of organization can be determined from Debtor's current filed charter documents. Organizational ID. number, if any, is assigned by the agency where the charter document was filed; this is different from taxpayer ID. number; this should be entered preceded by the 2-character U.S. Postal identification of state of organization (e.g., CAl 2345, for a California corporation whose organizational ID. number is 12345).
Note: If Debtor is a transmitting utility as defined in applicable Commercial Code, attach Addendum (Form UCC1 Ad) and check box Ad8.

 2. If an additional Debtor is included, complete item 2, determined and formatted per Instruction 1. To include further additional Debtors, or one or more additional Secured Parties, attach either Addendum (Form UCC1Ad) or other additional page(s), using correct name format. Follow Instruction 1 for determining and formatting additional names.

 3. Enter information, determined and formatted per Instruction 1. If there is more than one Secured Party, see Instruction 2. If there has been a total assignment of the Secured Party's interest prior to filing this form, you may provide either assignor Secured Party's or assignee's name and address in item 3.

 4. Use item 4 to indicate the types or describe the items of collateral. If space In item 4 is insufficient, put the entire collateral description or continuation of the collateral description on either Addendum (Form UCC1Ad) or other attached additional page(s).

 5, 6. All Debtors must sign. Under certain circumstances, Secured Party may sign instead of Debtor; if applicable, check box in item 5 and provide Secured Party's signature in item 6, and under certain circumstances, in some states, you must also provide additional data; use Addendum (Form UCC lAd) or attachment to provide such additional data.

 7.  If filing in the state of Florida you must check one of the two boxes in item 7 to comply with documentary stamp tax requirements.

 8. If the collateral consists of or includes fixtures, timber, minerals, and/or mineral-related accounts, check the box in item 8 and complete the required information on Addendum (Form UCC1 Ad). If the collateral consists of or includes crops, consult applicable law of state where this Financing Statement is to be filed and complete Ad3b, and Ad4 if required, on Addendum (Form UCC1Ad) and, if required, check box in item 8.

 9. Check box 9 to request Search Certificate(s) on all or some of the Debtors named In this Financing Statement. The Certificate will list all Financing Statements on file against the designated Debtor currently effective on the date of the Certificate, including this Financing Statement. There is an additional fee for each Certificate. This item is optional. If you have checked box 9, file copy 3 (Search Request Copy) of this form together with copies 1 and 2. Not all states will honor a search request made via this form; some states require a separate request form.


                       Instructions re Optional Items A-D

A. To assist filing officers who might wish to communicate with filer, filer may provide information in item A. This item is optional.

 B. If filer has an account with filing officer or is authorized to pay fees by means of a card (credit or debit) and wishes to use such means of payment, check the appropriate box and enter filer's account number in item B, or, in the alternative, filer may present this information by a cover letter.

 C. Complete item C if you want acknowledgment copy returned and you have presented simultaneously a carbon or other copy of this form for use as an acknowledgment copy.

 D. If filer desires to use titles of lessee and lesser, or consignee and consignor, instead of Debtor and Secured Party, check the appropriate box in item D. This item is optional, If this is not a UCC security interest filing (e.g., a tax lien, judgment lien, etc.), check the appropriate box in item D, complete items 1-9 as applicable and attach any other items required under other law.

                                   SCHEDULE 1

 a. All goods and equipment, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

b. All inventory, including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's books relating to any of the foregoing;

 c. All contract rights and general intangibles, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

 d. All accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned -by performance, and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's books and records relating to any of the foregoing;

e. All documents, cash, deposit accounts, securities, financial assets, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper and Debtor's books and records relating to the foregoing; and

f. All claims, rights and interests in any of the above and, all substitutions for, additions and accessions to and proceeds thereof.